                                                                    Exhibit 10.7
                                                                           HFL-1

                                  OFFICE LEASE
                        (Full Service Expense Stop Lease)

                              HAYDEN FERRY LAKESIDE

                                     PHASE I

                                     Between

                           HAYDEN FERRY LAKESIDE, LLC

                                       and

                              MEDAIRE, INCORPORATED

                    80 E. Rio Salado Parkway, Tempe, Arizona

                                TABLE OF CONTENTS

       BASIC LEASE INFORMATION ...                                                1 - 3

       PREMISES; PROJECT; HAYDEN FERRY LAKESIDE DEVELOPMENT; 'OWNERS'
       ASSOCIATION ...                                                                4
       1.1     Description of Premises; Agreement to Lease; Project ...               4
       1.2     Rentable Area ...                                                      4
       1.3     Hayden Ferry Lakeside; Easements; Additional CC&R's ...                4
       1.4     Owners' Association                                                    5

  2.   TERM ...                                                                       5
       2.1     Lease Term ...                                                         6
       2.2     Term Commencement ...                                                  6
       2.3     Delay in Tender of Possession ...                                      6
       2.4     Confirmation of Commencement Date ...                                  6
       2.5     Holding Over ...                                                       6
       2.6     Lessor's Contingencies; Lessor's Right to Terminate                    7

 3.    RENTAL ...                                                                     7
       3.1     Base Rental                                                            7
       3.2     Payment ...                                                            8
       3.3     Additional Rent                                                        8
       3.4     Rental Taxes ...                                                       8

 4.    OPERATING COSTS ...                                                            8
       4.1     Lessee's Obligation to Pay ...                                         9
       4.2     Monthly Impound                                                        9
       4.3     Definition of Operating Costs                                          9
       4.4     Definition of Parking Facilities                                      13
       4.5     Amounts Excluded from Operating Costs; Application of Income ...      13
       4.6     Abatement of Real Estate Taxes                                        14
       4.7     Lessee's Prorata Share ...                                            14
       4.8     Verification of Operating Costs                                       14
       4.9     Adjustment for Partial Vacancy ...                                    15

 5.    SECURITY DEPOSIT ...                                                          15
       5.1     Initial Security Deposit                                              15
       5.2     Increased Security Deposit ...                                        15

  6.   USE OF PREMISES ...                                                           16
       6.1     Permitted Uses ...                                                    16
       6.2     Compliance with Insurance Requirements                                16
       6.3     Waste, Nuisance, Etc ...                                              16
       6.4     Area Above Standard Finish Ceiling Line ...                           17
       6.5     Common Areas                                                          17
       6.6     Compliance with Laws                                                  17
       6.7     Rules and Regulations ...                                             17
       6.8     Project Signs                                                         17
       6.9     Hazardous Substances                                                  18

 7.    CONDITION OF PREMISES; CONSTRUCTION ...                                       18
       7.1     Condition of Premises                                                 18
       7.2     Construction ...                                                      18

 8.    BUILDING SERVICES                                                             19
       8.1     Services                                                              19
       8.2     Interruption of Services                                              19
       8.3     Prohibitions; Excess Utilities ...                                    20
       8.4     Utility Deregulation ...                                              20
               8.4.1   Lessor Controls Selection of Power Provider                   20
               8.4.2   Lessee Shall Give Lessor Access ...                           21
               8.4.3   Lessor Not Responsible for Interruption of Service            21
       8.5     District Cooling Services ...                                         21
       8.6     Telecommunications Provider ...                                       22

 9.    MAINTENANCE AND REPAIR ...                                                    23
       9.1     Lessor's Obligations ...                                              23
       9.2     Lessee's Obligations ...                                              24

 10.   ALTERATIONS TO PREMISES ...                                                   24
       10.1    Lessor's Prior Written Consent Required ...                           24
       10.2    Alterations Become Part of Premises                                   25

 11.   LIENS                                                                         25

 12.   LESSOR'S ENTRY ...                                                            26

 13.   INDEMNITY; WAIVER ...                                                         26

  14.  INSURANCE ...                                                                 27
       14.1    Types of Insurance ...                                                27
       14.2    Notice of Insurance ...                                               27
       14.3    Waiver of Subrogation ...                                             28

  15.  DAMAGE OR DESTRUCTION ...                                                     28
       15.1    Termination ...                                                       28
       15.2    Repair ...                                                            28
       15.3    No Abatement of Rent ...                                              29

  16.  CONDEMNATION ...                                                              29
       16.1    Termination ...                                                       29
       16.2    Abatement of Rent ...                                                 29
       16.3    Award ...                                                             30
       16.4    Restoration ...                                                       30
       16.5    Date of Condemnation ...                                              30

  17.  QUIET ENJOYMENT ...                                                           30

  18.  ESTOPPEL CERTIFICATE ...                                                      30

  19.  MASTER LEASE; LENDER; SUBORDINATION ...                                       31
       19.1    Master Lease ...                                                      31
       19.2    Lease Subordinate to Liens ...                                        31

  20.  ASSIGNMENT AND SUBLETTING ...                                                 32
       20.1    Lessor's Consent Required ...                                         32
       20.2    No Release of Lessee ...                                              32
       20.3    Attorneys' Fees ...                                                   33
       20.4    Corporations, Associations and Partnerships ...                       33
       20.5    No Merger ...                                                         33

  21.  [INTENTIONALLY DELETED]                                                       33

  22.  ABANDONMENT OF PREMISES ...                                                   33

  23.  LESSEE'S PROPERTY ...                                                         33
       23.1    Lessee's Property ...                                                 33
       23.2    Removal ...                                                           34
       23.3    Taxes ...                                                             34

  24.  SURRENDER ...                                                                 34

 25.   PARKING ...                                                                   34
       25.1    Surface Parking                                                       34
       25.2    P-1 Parking Structure; Underground Parking Facility ...               35
       25.3    Parking Ratio ...                                                     37

 26.   FORCE MAJEURE ...                                                             37

 27.   RIGHTS RESERVED BY LESSOR ...                                                 37

 28.   NOTICES ...                                                                   37

 29.   DEFAULTS; REMEDIES ...                                                        38
       29.1    Defaults                                                              38
       29.2    Remedies                                                              38
       29.3    Reletting the Premises                                                40
       29.4    No Waiver ...                                                         40
       29.5    Late Charges                                                          41
       29.6    Interest                                                              41
       29.7    Attorneys' Fees ...                                                   41

30.    LESSOR LIABILITY ...                                                          41
       30.1    Default by Lessor ...                                                 41
       30.2    Sale of Lessor's Interest                                             42
       30.3    No Liability for Loss, Theft, Etc                                     42
       30.4    Lessor's Liability                                                    42

31.    GENERAL ...                                                                   43
       31.1    Captions ...                                                          43
       31.2    Time of the Essence ...                                               43
       31.3    No Partnership; No Third Party Rights                                 43
       31.4    Entire Agreement ...                                                  43
       31.5    Joint and Several Obligations                                         43
       31.6    Authority to Execute                                                  43
       31.7    Arizona Law ...                                                       43
       31.8    Partial Invalidity ...                                                44
       31.9    Incorporation of Exhibits ...                                         44
       31.10   Waiver of Notice                                                      44
       31.11   Binding on Successors and Assigns ...                                 44
       31.12   Impartial Interpretation                                              44
       31.13   Not Binding Until Signed                                              44
       31.14   No Recording ...                                                      44
       31.15   Calendar Days

       31.16   Lessee's Financial Statements ...                                     44
       31.17   Brokers ...                                                           45
       31.18   Waiver and Release                                                    45
       31.19   Consent of Lessor                                                     45
       31.20   Other Tenants ...                                                     45

                             BASIC LEASE INFORMATION

LEASE DATE: March 7, 2002

LESSOR:     Hayden Ferry Lakeside, LLC, an Arizona limited liability company

            Address:       c/o SunCor Development Company
                           3838 N. Central Avenue, #1500
                           Phoenix, Arizona 85012
                           Attention: Property Manager and Corporate Counsel

            Fax number:    602-285-6801

LESSEE:     MedAire, Incorporated, an Arizona corporation

            Address:       1301 E. McDowell Road
                           Suite 204
                           Phoenix, Arizona 85006
                           Attention: Kjell C. Andreassen

            Fax number:    (602) 252-8404

PREMISES:   Suite Number:  610 Floor: 6th

            Rentable Area: 16,424 square feet (SEE SECTION 1.2)

BUILDING:   The Premises are within the Building known as Hayden Ferry Lakeside
            Phase I, with the street address noted below, located at the northeast corer of Mill Avenue and Rio Salado Parkway, Tempe,
            Arizona.

STREET ADDRESS OF BUILDING: 80 E. Rio Salado Parkway, Tempe, Arizona

RENTABLE AREA OF THE BUILDING: 202,000 square feet (SEE SECTION 1.2)

LESSEE'S PRO-RATA SHARE OF RENTABLE AREA: 8.13%

TERM: (See Section 2):

          Commencement Date: September 1, 2002

          Termination Date: December 31, 2009

BASE RENTAL:

                          Annual       Monthly    Rent per square foot
Lease Term                Rental       Rental     per year of Rentable Area
----------             -----------   ----------   -------------------------
Months I through 62*   $427,024.00   $35,585.33             $26.00
Months 63 through 88   $459,872.00   $38,322.67             $28.00

*    See Section 3.5 for rent abatement provisions

EXPENSE STOP (YEARLY): $6.00 times the number of square feet of Rentable Area in the Premises. (NOTE: Certain tax abatement benefits applicable to the Building and adjacent land are not included in the Expense Stop figure - see Section 4.6).

PERMITTED USE: Lessee shall use the Premises in a respectable and reputable manner for the operation of MedAire, Incorporated's primary business of selling and providing medical emergency consulting services to airlines and other customers, security consulting services and ancillary uses directly related to the same, including without limitation the training of employees and clients as an ancillary use in connection with its primary business as described above, and for no other purpose.

TENANT IMPROVEMENT ALLOWANCE: $432,210.00 (total allowance for entire Premises calculated as follows: $30.00 times 14,407, which is the number of usable square feet selected by Lessor to calculate the Tenant Improvement Allowance; rentable square feet have been used to calculate Base Rental). For Lessor's Work, see
Section 7.2 and Exhibit "C".

FIRST MONTH'S RENT: [Intentionally Omitted]

SECURITY DEPOSIT: $35,585.33 - (See Section 5)

REQUIRED INSURANCE: (Article 14):

     Fire Damage Liability Endorsement: Two Hundred Fifty Thousand Dollars ($250,000.00)

     Commercial General Liability Insurance: Three Million Dollars-Combined Single Limit ($3,000,000)

     All-Risk Insurance on Lessee's Personal Property: See Section 14.1.2 for required coverage.

     Business Interruption: See Section 14.1.3.

PARKING SPACES AND PARKING RENTAL (If none, state "NONE"):

                           Number
Type of Parking           of Spaces
---------------         ------------
Executive Parking (1)        10
Reserved Covered (2)         -0
Unreserved (2)               65

Total Parking Rental    = $800.00/mo

Lessor and Lessee agree that, so long as Lessee is not in default under this Lease beyond applicable cure periods as set forth in Section 29.1 below, Lessee shall be entitled to free parking for the above-mentioned parking spaces for the first twenty- two (22) months of the Lease Term. At any time when Lessee is in default during said 22-month period, Lessee shall pay to Lessor the sum of $800.00 per month for said parking spaces, which amount shall be due in advance upon demand by Lessor. In any event, Lessee shall begin paying to Lessor on the first day of the 231 month of the Lease Term, and on the same day of each month thereafter through the duration of the Lease Term, the amount of $800.00 in advance for the monthly parking fee for said parking spaces.

     (1)  located below grade beneath the Building (See Section 25)

     (2)  located in the P-1 Parking Structure (See Section 25)

BROKERS (see Section 31.17):

     Lessor's Broker: CB Richard Ellis, Inc.
             Address: 2415 E. Camelback Road
                      Phoenix, AZ 85034

     Lessee's Broker: Westmark Realty Partners LLC
             Address: 222 S. Dobson, Suite 1105
                      Mesa, Arizona 85202

The foregoing Basic Lease Information is part of the Lease. Each reference in the Lease to any of the Basic Lease Information shall mean the respective information set forth above. In the event of a conflict, the Lease shall prevail. Lessee acknowledges that it has read and understands all of the provisions contained in the entire Lease and all Exhibits which are a part thereof and agrees that the Lease, including the Basic Lease Information and all Exhibits, reflects the entire understanding and reasonable expectations of Lessor and Lessee regarding the Premises.

                                Lesee's Initials

                                  OFFICE LEASE

     1. PREMISES; PROJECT; HAYDEN FERRY LAKESIDE DEVELOPMENT; OWNERS'
ASSOCIATION

          1.1 Description of Premises; Agreement to Lease; Project. On the terms and conditions contained herein, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor those premises referred to in the Basic Lease Information and designated on the floor plan(s) attached hereto as Exhibit "A" (the "Premises") . The Premises shall have an upper boundary of the underside of the floor immediately above the Premises (subject to the use restriction contained in Section 6.4), and a lower boundary of the unfinished surface of the floor upon which the Premises are situated. The Building of which the Premises are a part with the address set forth in the Basic Lease Information (the "Building") are a part of that portion of Hayden Ferry Lakeside (as hereafter defined) designated for office, retail and parking uses as generally outlined on Exhibit "A-1" attached hereto (the "Project").

          1.2 Rentable Area. THE PARTIES AGREE THAT FOR PURPOSES OF CALCULATING BASE RENTAL AND LESSEE'S PRO-RATA SHARE, (A) THE PREMISES WILL BE DEEMED TO CONTAIN A RENTABLE AREA COMPRISING THE NUMBER OF SQUARE FEET DESIGNATED IN THE BASIC LEASE INFORMATION, AND (B) THE BUILDING WILL BE DEEMED TO CONTAIN A RENTABLE AREA COMPRISING THE NUMBER OF SQUARE FEET DESIGNATED IN THE BASIC LEASE INFORMATION, AND (C) SAID SQUARE FOOTAGE OF THE PREMISES AND THE BUILDING ARE STIPULATED AMOUNTS BASED ON LESSOR'S METHOD OF DETERMINING SAID SQUARE FOOTAGE TO INCLUDE A LOAD FACTOR AND OTHER CONSIDERATIONS AND MAY NOT REFLECT THE ACTUAL AMOUNT OF FLOOR SPACE AVAILABLE FOR THE USE OF LESSEE OR OTHER TENANTS, AND WILL NOT BE ADJUSTED TO REFLECT CHANGES DURING THE TERM OF THIS LEASE IN RENTABLE OR USABLE AREA AS TYPICALLY CALCULATED USING BOMA STANDARDS.

          1.3 Hayden Ferry Lakeside; Easements; Additional CC&R's. Lessee acknowledges that the Project is part of a master-planned area known as Hayden Ferry Lakeside ("Hayden Ferry Lakeside"), which is or may be comprised of office, retail, hotel, residential and other uses, together with a parking structure and underground parking facilities. Lessee also acknowledges and agrees that this Lease, Lessee's use of the Premises, and the exercise of any rights set forth in this Lease are subject and subordinate to any and all easements, covenants, conditions, restrictions, and similar matters of record against the Project, including, without limitation, the Master Declaration of Covenants, Conditions, Restrictions Development Standards and Easements for Hayden Ferry Lakeside, and the Declaration of Covenants, Conditions, Restrictions Development Standards and Easements for Hayden Ferry Lakeside

West ("Existing CC&R's"). In addition, Lessee agrees that Lessor must reserve full flexibility and the legal right to impose upon the Project such easements, rights, dedications, plats and restrictions as Lessor deems necessary or desirable, in its discretion, to facilitate the development, use and operation of Hayden Ferry Lakeside, so long as such easements, rights, dedications, plats and restrictions do not unreasonably and materially interfere with the use of the Premises by Lessee. Lessor reserves to itself the right, from time to time, to grant and record such easements, rights, dedications, plats and restrictions as Lessor deems necessary or desirable with respect to the Project and/or Hayden Ferry Lakeside, so long as such easements, rights, dedications, plats and restrictions do not unreasonably and materially interfere with the use of the Premises by Lessee ("Additional CC&R's"). The Existing CC&R's and the Additional CC&R's are hereafter collectively referred to as the "CC&R's". Lessee shall not be required or permitted to sign any of the foregoing documents, and Lessee agrees that this Lease shall be subordinate and subject to all CC&R's recorded by Lessor, including without limitation any amendments, modifications or restatements of any such documents, whether or not of record prior to the execution of this Lease.

          1.4 Owners' Association. Lessor anticipates that one or more associations of property owners within all or a portion of Hayden Ferry Lakeside and/or the Project will be hereafter formed to own and/or operate the Underground Parking Facilities and/or the P-1 Parking Structure (as those terms are defined in Section 25), and/or to manage, operate, maintain and replace all or portions of the common areas and common facilities outside of the Building and other buildings within the Project and/or all of Hayden Ferry Lakeside, together with property adjacent to Hayden Ferry Lakeside that will be maintained and managed for the benefit thereof or as may be required by the City of Tempe (each referred to herein as an "Owners' Association"). If and when an Owners' Association is formed, Lessor reserves the right, in its discretion, to assign to an Owners' Association, on terms acceptable to Lessor, all or a certain portion of the duties and obligations of Lessor with respect to the maintenance, repair, operation and replacement of the Underground Parking Facilities, and/or the P-1 Parking Structure, and/or all or a portion of the common areas and common facilities owned by Lessor within the Project located outside of the Building (including those described in Section 4.3 with respect to Operating Costs, as therein defined). Lessor will in turn pay assessments and other charges to each Owners' Association, and Lessor shall have the right to include the same in the Operating Costs under this Lease. Upon assumption of such duties and obligations by an Owners' Association in writing, Lessor shall be permanently relieved of any responsibility accruing thereafter with respect thereto if the assignment is a permanent assignment, or if the assignment is for a period of time, for the period of time specified in the assignment document.

     2. TERM'

          2.1 Lease Term. Except as provided herein, the term of this Lease shall be for the period set forth in the Basic Lease Information, subject to early commencement as provided in Section 2.2 ("Lease Term").

          2.2 Term Commencement. The Lease Term shall commence at 12:01 a.m. on the Commencement Date, and shall end at 12:01 a.m. on the day following the Termination Date set forth in the Basic Lease Information, provided that Lessee has been granted the right to occupy and open for business in the Premises, pursuant to Section 2.1 of Exhibit C, prior to the Commencement Date.

          2.3 Delay in Tender of Possession. If Lessor is unable to tender exclusive possession of the Premises to Lessee on or before the Commencement Date for any reason whatsoever, including, without limitation, the holding over of a previous occupant or Lessor's inability to complete any required construction or delays caused by Lessee (as that term is defined in Exhibit "C" attached hereto), Lessor shall not be liable to Lessee for any damages or losses resulting therefrom and this Lease shall continue in full force and effect, except that, unless the delay in tender of possession is the result of delays caused by Lessee, then (i) the term hereof and Lessee's obligation to pay Base Rental or other rental pursuant hereto shall commence on the day after Lessor tenders possession of the Premises to Lessee (regardless of whether Lessee actually takes possession as of that date), and (ii) the Termination Date shall be advanced by the number of days that commencement of the term hereof was so delayed. Notwithstanding the foregoing, in the event Lessor has not delivered possession of the Premises within fifteen (15) days of the Commencement Date for reasons other than delays caused by Lessee, Lessor shall pay to Lessee a fee in the amount of $100 per day until possession of the Premises is delivered to Lessee, which amount shall be paid within ten (10) days after Lessor delivers possession to Lessee. If delay in tender of possession is the result of delays caused by Lessee, Base Rental and other rental due hereunder shall commence as of the Commencement Date. If Lessor, however, is unable to tender possession of the Premises to Lessee on or before 90 days after the Commencement Date for reasons other than delays caused by Lessee, Lessee shall be entitled to terminate this Lease by written notice to Lessor given within 5 days after the expiration of said 90-day period, which shall constitute Lessee's sole right and remedy with respect thereto. Section 2.6 below shall prevail over this Section.

          2.4 Confirmation of Commencement Date. If the term hereof commences as herein provided on other than the Commencement Date, the parties shall confirm in writing the date the term hereof commences and any adjustment to the Termination Date, which confirmation shall be attached hereto and made a part hereof

          2.5 Holding Over. If Lessee remains in possession of the Premises after the expiration or termination of this Lease with Lessor's written consent, and no other lease is executed, Lessee shall be deemed a tenant on a month-to-month basis on the terms and conditions herein, but shall pay the monthly Base Rental in effect prior to the date of such expiration or termination, together with Lessee's Pro-rata Share of Excess Operating Costs (as defined in Section 4.2) and all other Rent owing hereunder. Either Lessor or Lessee may terminate such month-to-month tenancy upon 30 days' prior written notice. If Lessee remains in possession of the Premises after the expiration or termination of this Lease without Lessor's written consent and without a new lease in effect, then Lessee shall be a tenant at sufferance,

Lessor shall be entitled to immediate possession, and Lessor shall be entitled to collect from Lessee for each day of such possession (as Base Rental hereunder and not as liquidated damages) an amount equal to 150% of the daily Base Rental in effect prior to the date of such expiration or termination, together with Lessee's Pro-rata Share of Excess Operating Costs and all other Rent owing hereunder, and Lessee shall indemnify, defend and hold Lessor harmless from any losses, damages, liabilities, obligations, expenses, fees and costs (including attorneys' fees and costs) resulting from such holding over, provided that the foregoing indemnity shall not apply to a holding over after the Termination Date unless Lessor gives notice to Lessee at least 60 days prior to the Termination Date that this Lease will terminate as of said date. Lessor's right to collect such Base Rental and other Rent shall be in addition to and shall not preclude concurrent, alternative or successive exercise of any other rights or remedies available to Lessor.

          2.6 Lessor's Contingencies; Lessor's Right to Terminate. Lessee acknowledges and agrees that the Project, and adjacent buildings, the Underground Parking Facilities, the P-1 Parking Structure and other improvements planned for development as part of Hayden Ferry Lakeside, have not been constructed and that construction will not commence unless and until the following contingencies in favor of Lessor have been satisfied in all respects suitable to Lessor in its discretion:

               2.6.1 recording any CC&R's Lessor may require before or after it commences construction of the Project or other portions of Hayden Ferry Lakeside and/or opens the Project or other portions of Hayden Ferry Lakeside for business; and

               2.6.2 obtaining construction and permanent financing suitable to Lessor for the planning, construction, development and operation of the Project.

               If within eighteen (18) months from the date of this Lease or by June 1, 2002, whichever is later ("Contingency Period"), the foregoing contingencies are not satisfied to the satisfaction of Lessor (or waived in a written notice from Lessor to Lessee), or the Premises are not substantially completed by Lessor as provided in this Lease, then Lessor may terminate this Lease by giving written notice thereof to Lessee within ten (10) days after the expiration of the Contingency Period, in which event Lessor shall have no further obligations under this Lease. The foregoing notwithstanding, if completion of the Premises and/or the Project is delayed due to the acts of Lessee, its agents, employees or contractors, then in addition to all remedies available to Lessor at law or in equity, Lessor shall be entitled to extend the Contingency Period by the amount of time lost as a result of such delay.

     3. RENTAL.

          3.1 Base Rental. Throughout the Lease term, Lessee shall pay to Lessor as rental hereunder that sum identified as the monthly Base Rental in the Basic Lease Information, as may be increased from time to time if so provided in the Basic Lease Information, or in an addendum to this Lease. Base Rental shall be paid in advance on the first day of each calendar month of the term hereof If the Term commences or terminates on other than the first day of the calendar month, then the Base Rental for said partial month shall be prorated on a per diem basis (based on a 30-day month), and shall be paid in full on the first day of such partial month in which the term commences.

          3.2 Payment. Base Rental and all other Rent and other sums payable pursuant to this Lease shall be paid, without deduction, offset, prior notice or demand, to Lessor at the address set forth in the Basic Lease Information, or at such other place or to such other person as Lessor may from time to time designate by notice hereunder. All payments shall be made in lawful money of the United States of America.

          3.3 Additional Rent. All sums due from Lessee to Lessor under this Lease, including Base Rental, Lessee's Pro-rata share of Excess Operating Costs, parking rental due to Lessor or its manager for any Parking Spaces (as defined in Section 25) leased to Lessee, and other sums shall constitute rent due to Lessor and may be referred to collectively from time to time as "Rent".

          3.4 Rental Taxes. Together with, and in addition to, any payment of rental or any other sums payable to or for the benefit of Lessor pursuant to this Lease, Lessee shall pay to Lessor any excise, sales, occupancy, franchise, privilege, rental, or transaction privilege tax levied by any governmental authority upon Lessor (except Lessor's income tax) and/or the Premises as a result and to the extent of such payments hereunder or as a result of Lessee's use or occupancy of the Premises, and any taxes assessed or imposed in lieu of or in substitution for any of the foregoing taxes whether now existing or hereafter enacted.

          3.5 Abatement of Base Rental. Notwithstanding any other provisions in this Lease to the contrary, so long as Lessee is not in default under this Lease beyond applicable cure periods as set forth in Section 29.1 below (otherwise, Base Rental shall be due and full as set forth in the Basic Lease Information), Lessee shall be entitled to the following Base Rental abatement or reduction of Base Rental, as the case may be:

               3.5.1 For months I through 4 of the Lease Term, Base Rental shall abate in full, and no monthly Base Rental will be due for said period, but any other sums due under this Lease shall be due and payable.

               3.5.2 The monthly Base Rental due for months 5 through 12 of the Lease Term shall be $21,667.00 per month (calculated by using 10,000 rentable square feet multiplied by $26.00), notwithstanding the amount set forth for such period in the Basic Lease Information, but Lessee shall be required to pay all other sums due under this Lease for said period.

     4. OPERATING COSTS.

          4.1 Lessee's Obligation to Pay. In addition to the Base Rental and all other sums payable pursuant hereto, Lessee shall pay to Lessor, commencing January 1st of the first complete calendar year of the term of this Lease, and continuing thereafter during the entire term hereof as additional rental hereunder, Lessee's Pro-rata Share (as set forth in the Basic Lease Information and Section 4.7) of that amount by which the Operating Costs (as defined in
Section 4.3 below) for each calendar year during the term hereof exceeds the Expense Stop (as set forth in the Basic Lease Information).

          4.2 Monthly Impound. Prior to January 1st of each calendar year during the term of this Lease, Lessor shall prepare or cause to be prepared in good faith an estimate of the total Operating Costs for the upcoming calendar year for the Building and those Operating Costs for the entire Project allocated to Lessor's portion of the Project. Should Lessee's Pro-rata Share of this estimated amount exceed the Expense Stop (such excess shall hereinafter be referred to as "Excess Operating Costs"), Lessee shall pay, concurrently with the monthly Base Rental payments, an amount equal to one-twelfth (1/12) of Lessee's Pro-rata Share of such Excess Operating Costs. Within 3 months after the expiration of such calendar year, Lessor shall furnish Lessee with a statement setting forth in reasonable detail the Operating Costs for such calendar year, determined on a cash basis, as of December 31. If the amount paid by Lessee towards Excess Operating Costs for such calendar year as provided for above is greater than Lessee's Prorata Share of the actual excess as set forth in the statement delivered by Lessor to Lessee for such calendar year, then Lessor shall credit the additional amount paid by Lessee toward the next installments of Base Rental, or, if at the end of the Term, reimburse said amount to Lessee within thirty (30) days after the end of the Term. If the amount paid by Lessee is less than Lessee's Prorata Share of the Excess Operating Costs, then Lessee shall pay the additional amount to Lessor on or before 30 days after receipt by Lessee of said statement. If the term of this Lease terminates on other than the last day of a calendar year, Lessee's Pro-rata Share of Excess Operating Costs for the year in which this Lease terminates shall be prorated on a per diem basis (based on a 365-day year). If Lessor's statement for said final year of the Lease discloses that Lessee has underpaid or overpaid Lessee's Pro-rata Share, then Lessor or Lessee, as the case may be, shall remit the difference to the other party on or before 15 days after Lessee's receipt of said statement (or Lessor may apply the same against any past due amounts Lessee may owe to Lessor). The provisions of this Section shall survive the expiration or termination of this Lease.

          4.3 Definition of Operating Costs. The term "Operating Costs" for purposes of this Lease means all costs, expenses and fees now or hereafter incurred by Lessor, an Owners' Association or the property managers thereof, in managing, maintaining, repairing, replacing (except as limited by Section 4.5) and operating the Building, the Project and all Parking Facilities (as defined in Section 4.4), and certain areas which are adjacent to and benefit the Project (whether or not presently incurred with respect to the Project and whether or not now customary or in the contemplation of the parties), including, but not limited to, the following:

               4.3.1 Real property taxes and assessments and any other taxes imposed or levied by any governmental entity upon the Project and/or the Parking Facilities (including,


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

without limitation, personal property taxes on equipment, fixtures and other property of Lessor used in connection with the operation, repair and maintenance thereof), and costs, expenses and fees (including reasonable attorneys' fees and property tax consultants' fees) incurred by Lessor in contesting any of said taxes.

               4.3.2 Fees and charges for property management (consistent with other Class A office buildings in the Phoenix metropolitan area), building superintendents, telecommunications managers, monitoring personnel and other services of independent contractors (including, without limitation, alarm and monitoring services, maintenance of surface parking and loading areas and other exterior portions of the common areas, window cleaning and replacement (except as limited by Section 4.5), landscaping maintenance and replacement, elevator maintenance, telecommunications riser and roof management/maintenance services, lobby maintenance, maintenance of fountains and other water features and maintenance of decorative items and artwork); and wages, charges, taxes, fringe benefits or other labor costs for all onsite agents or employees engaged in the operation, maintenance, cleaning, repairing, decoration, monitoring and management of the Project, including without limitation (i) a facilities coordinator that will coordinate the use of loading areas, trash removal and other facilities benefiting the Project, a portion of which will be located in the P-1 Parking Structure, and (ii) a telecommunications manager to manage, oversee and operate all telecommunications facilities within or otherwise serving the Building and/or the Project, including the use thereof and access thereto by the telecommunication service providers for Lessee and other tenants, provided that Lessor shall have the option, but not the duty, to hire a facilities coordinator and/or a telecommunications manager in Lessor's sole discretion.

               4.3.3 Equipment, supplies and materials (new or replacement) used in connection with the operation, maintenance, decoration, repairing and cleaning of the Project and the Parking Facilities; the cost of water, sewer service, gas, electricity, chilled water service provided for the Chilled Water System (as defined in Section 8.5), and other utilities and services for the Project and the Parking Facilities (except telephone service for lessees, which shall be the obligation of each lessee, and any utilities to be paid by Lessee pursuant to the terms of this Lease); the cost of refuse, garbage and trash removal, collection and disposal; and the cost of vermin and pest control.

               4.3.4 The cost of janitorial service for, and cleaning and other care of, the Project and the Parking Facilities;

               4.3.5 The cost and expense of use, upkeep, maintenance and repair (including restoration and/or replacement of components, component parts, equipment, systems, and other items necessary for the use, upkeep, updating increased efficiency, compliance with applicable laws, operation and maintenance), management and protection of all interior, exterior and below grade portions of the Building and Project, including without limitation (i) the roof membrane, structural elements of the roof and screening structures and improvements on the roof of the Building; (ii) entryways; (iii) windows and doors; (iv) elevators and related equipment; (v) signs and signage support structures; (vi) plumbing, electrical, fire systems and sprinklers; (vii) heating, ventilating and air conditioning systems, including the Chilled Water System; (viii) canopies, shading devices, parapets and support columns and cables; (ix) retaining walls; (x) storage and equipment rooms and similar areas; (xi) lighting facilities; (xii) utility lines outside of the premises of a lessee; (xiii) hallways, stairways, lobby areas, service corridors, benches, toilets and other interior common facilities; (xiv) drainage systems and retention areas for the Project; (xv) landscape maintenance, repair and replacement (including irrigation and sprinkler systems); (xvi) all surface parking, parking meters and loading areas, (xvii) public sidewalks, walkways and other public areas adjacent to the Project if Lessor believes removal of trash and debris or other maintenance or repair work would be beneficial to the Project, (xviii) telecommunications riser space, conduits and similar areas, (xix) sidewalks, bike paths, pedestrian ways, roads, curbs, and other paved or improved surfaces, including without limitation, access roads and facilities for fire protection and to accommodate the needs of the Maricopa County Flood Control District, (xx) all benches, bike racks, traffic control signs and devices, and directional and identification signs,
(xxi) misting systems, and (xxii) monitoring systems.

               4.3.6 The cost and expense of use, upkeep, maintenance and repair (including restoration and/or replacement of components, component parts, equipment, systems, and other items necessary for the use, upkeep, updating increased efficiency, compliance with applicable laws, operation and maintenance), management and protection of all interior, exterior and below grade portions of the Parking Facilities, including without limitation (i) entryways, ramps, driveways and parking areas; (ii) windows and doors; (iii) elevators and related equipment; (iv) signs and signage support structures; (v) plumbing, electrical, fire systems and sprinklers; (vi) heating, ventilating and air conditioning systems, including the Chilled Water System; (vii) canopies, shading devices, and support columns and cables; (viii) storage and equipment rooms and similar areas; (ix) lighting facilities; (x) utility lines; (xi) curbs, sidewalks, hallways, stairways, and other common facilities; (xii) booths for parking fee collection, entryway gates, card systems and other improvements regulating access to and from the Parking Facilities; (xiii) office areas for personnel operating and maintaining the Parking Facilities; (xiv) all loading areas, trash removal areas and facilities, and transformer rooms; (xv) janitorial and storage rooms; (xvi) curbs, bumpers and other protective devices,
(xvii) the cost of painting, re striping and other traffic control markings, signs and devices with respect to parking spaces, ramps, entryways and other portions of the Parking Facilities, and (xviii) monitoring systems. Any other provisions in this Lease to the contrary notwithstanding, Lessor reserves the right to allocate those Operating Costs relating to Underground Parking Facilities based on the number of Parking Spaces located under the Building compared to all Parking Spaces in the Underground Parking Facilities.

               4.3.7 The cost of fire insurance with extended and/or "all risk" coverage, food insurance, general public liability insurance, business interruption, rental income, and workmen's compensation insurance obtained for the Project and/or the Building and all other insurance obtained from time to time with respect to the Project and/or the Building.

               4.3.8 Capital improvements made to the Project or the Parking Facilities after the year in which the same are substantially completed, which improvements are required to comply with applicable laws, rules and regulations or were undertaken with a reasonable expectation that they would result in more efficient operation if Lessor reasonably determines that the cost to be incurred is justified in comparison with the savings to be achieved during the useful life of such improvements; provided that the cost of each such capital improvement, together with any financing charges incurred in connection therewith, shall be amortized over the useful life thereof and only that portion attributable to each Operating Year shall be included herein for such Operating Year.

               4.3.9 All assessments, fees and charges due from Lessor with respect to its portion of Hayden Ferry Lakeside under any CC&R's, including assessments, fees and charges due to an Owners' Association responsible for common facilities maintained, operated, repaired and replaced for the benefit of property Owners in Hayden Ferry Lakeside.

               4.3.10 Any costs and expenses shared by the Project or Lessor's portion thereof with other portions of Hayden Ferry Lakeside (whether Lessor is the owner and/or manager thereof), if the nature of such costs and expenses are otherwise includable as Operating Costs as herein described, and if such allocation is made on a reasonable and consistent basis that fairly reflects the share of such costs actually attributable to the Building and the Project.

               4.3.11 If and when an Owners' Association is formed for the Project, any assessments, fees and charges due from Lessor to the Owners' Association with respect to (i) those portions of the common areas and common facilities within or adjacent to the Project outside of the Building or other buildings and the P-1 Parking Structure, including without limitation, the master drainage system and master utility system for Hayden Ferry Lakeside, and access roads and facilities for fire protection and to accommodate the needs of the Maricopa County Flood Control District, and/or (ii) the Parking Facilities, the responsibility for which is assigned by the Lessor to the Owners' Association as provided in Section 1.4 above, as may be set forth in a separate agreement between Lessor and the Owners' Association and/or in the CC&R's.

               4.3.12 Assessments, taxes and fees levied, assessed or imposed on the Project in connection with the development of Tempe Town Lake, adjacent park areas, the Rio Salado Parkway and similar improvements, including without limitation assessments, taxes, and/or fees due with respect to (i) the Community Facilities District (both for payment of the bonds related to the initial development of the Tempe Town Lake and adjacent park facilities and related improvements, and for the ongoing operation, maintenance and replacement of the same), (ii) the Rio Salado Parkway Improvement District and the costs incurred to place major electric lines underground and to develop the Rio Salado Parkway, and (iii) payments due to Downtown Tempe Community, Inc.

               4.3.13 All costs and expenses incurred by Lessor or owed by Lessor to another person or entity with respect to the maintenance, repair, operation and replacement of those portions of the P-1 Parking Structure dedicated for trash removal, loading and unloading areas, and utility, transformer, and telecommunication rooms serving the Building and other buildings within the Project, but only that portion of such costs and expenses reasonably allocated to the Building based on the benefits received by the Building compared to other buildings within the Project, as reasonably determined by Lessor.

               4.3.14 Reasonable reserve funds for all of the foregoing.

          4.4 Definition of Parking Facilities. The term "Parking Facilities" for purposes of this Lease means all surface parking within the Project and the Underground Parking Facilities, but shall not include the P-1 Parking Structure (except for the costs and expenses referred to in subsection 4.3.13 above) unless and until Lessor elects to convey the P-1 Parking Structure to an Owners' Association, and/or to assign to an Owners' Association all or a portion of Lessor's Duties with respect to repair, maintenance, operation and replacement (except as limited by Section 4.5) of the P-1 Parking Structure, in which event the term "Parking Facilities" will thereafter be deemed to include the P-1 Parking Structure for purposes of this Lease.

          4.5 Amounts Excluded from Operating Costs; Application of Income. "Operating Costs" will not include any of the following: (i) costs of capital improvements or capital repairs unless amortized over a period of five (5) or more years on a straight line basis, with ten percent (10%) interest; provided, however, that only the amortized portion may be included in the Operating Costs for each year, (ii) costs of improvements, repairs or replacements covered by insurance or reimbursed by third parties, (iii) repairs (including replacement or rebuilding) caused or occasioned by insured casualty or condemnation, (iv) the cost of repairing design or construction defects, (v) costs and expenses related to investigation, removal and/or clean-up of hazardous substances (as defined in Section 6.9), (vi) real estate commissions paid in connection with the leasing of space within the Project; (vii) depreciation of the Building for tax purposes; (viii) payments of principal and interest on any mortgages, deeds of trust or other financing instruments relating to the financing of the Project (except as described in subsection 4.3.8 above); (ix) costs directly related to improving tenant space for leasing within the Building; (x) items subject to reimbursement by, or chargebacks to, tenants in the Building pursuant to any tenant lease; (xi) attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants or leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants; (xii) rental payments incurred in leasing air conditioning systems (except temporary systems utilized in the event of an emergency as a back-up system) and elevators; (xiii) repairs and maintenance for items that are covered by guarantees or service contracts; (xiv) extra costs incurred due to a breach of this Lease by Lessor which is not cured within applicable grace periods; (xv) overhead and profit increments paid to subsidiaries and affiliates of Lessor for management or other services to the Project, or for supplies or other materials, to the extent the cost of such services, supplies, or materials exceed the cost of what would have been paid to affiliated parties on a competitive basis; (xvi) compensation paid to clerks, attendants, or other persons in commercial concessions operated by Lessor for its benefit and not the benefit of the Project (and Operating Costs shall specifically include compensation paid to clerks, attendants and other persons in connection with the Parking Facilities and parking valet services); (xvii) promotional and advertising costs for the Project; (xviii) wages, salaries and other compensation paid to Lessor's employees who are not on-site on a full-time basis (except that the wages, salaries, and other compensation paid to Lessor's employees working part-time at the Project will be included in Operating Costs on a fair and equitable basis based on time devoted by each such employee to the Project); (xix) costs for acquiring and replacing sculptures, paintings, and other objects of art (but costs incurred in maintaining, repairing, and cleaning the same shall be included in Operating Costs); (xx) costs arising from Lessor's charitable or political contributions; and (xxi) costs for services provided exclusively to a single tenant. In addition, if major capital replacement or repair projects are paid from a reasonable reserve fund, the cost of which Lessor may include in the Operating Costs, it will not be necessary for Lessor to amortize and collect the cost thereof on an amortized basis as provided in subsection (i) above.

          4.6 Abatement of Real Estate Taxes. LESSEE IS HEREBY ADVISED THAT THE MASTERLEASE (AS DEFINED IN SECTION 19.1) WILL BE EXECUTED BY LESSOR IN ORDER FOR LESSOR TO OBTAIN THE BENEFITS OF TAX ABATEMENT UNDER APPLICABLE ARIZONA LAW. ACCORDINGLY, THE ABATED TAXES ARE NOT INCLUDED WITHIN THE EXPENSE STOP SET FORTH IN THE BASIC LEASE INFORMATION. LESSEE ALSO ACKNOWLEDGES AND AGREES THAT OPERATING COSTS WILL INCREASE SIGNIFICANTLY WHEN THE TAX ABATEMENT IS NO LONGER IN EFFECT AND TAXES FOR REAL AND PERSONAL PROPERTY ARE PAID.

          4.7 Lessee's Prorata Share. Lessee's Pro-rata Share shall be the percentage set forth in the Basic Lease Information.

          4.8 Verification of Operating Costs. Lessor shall keep books, records and accounts of the Operating Costs for each calendar year. Lessee shall have the right, exercisable after it pays to Lessor Lessee's Pro-rata Share, but in any event within 60 days after receipt by Lessee of the statement of Operating Costs for the preceding year, during the regular business hours of Lessor, to examine and inspect such books, records and accounts. Lessee may, within said 60-day period, cause an audit of the Operating Costs by a certified public accountant. If the statement of Operating Costs previously submitted to Lessee is more than the amount of Operating Costs shown by such audit, or another audit conducted by a certified public accountant on behalf of another tenant, Lessor shall credit Lessee's Pro-rata Share of such amount to the next monthly installment of rental due from Lessee, or, if at the end of the Term, reimburse said amount to Lessee within thirty (30) days after receiving a written request for reimbursement from Lessee. Additionally, if said statement of Operating Costs shall be determined to be at least 5% more than the amount of Operating Costs shown by such an audit, Lessor shall credit an amount equal to the reasonable cost of such audit to the next monthly installment of rental due from


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

Lessee. Otherwise, Lessee shall bear the cost of such audit. Notwithstanding the foregoing, if the Operating Costs of any calendar year are audited by a certified public accountant on behalf of another tenant of the Building or the Project, Lessee shall be entitled to receive a copy of such audit and thereafter Lessee shall have no right to cause a subsequent audit of the Operating Costs for the same calendar year, and such audit by the other tenant, if not contested by Lessor, shall be binding on Lessee.

          4.9 Adjustment for Partial Vacancy. For any calendar year during which less than 95% of the Rentable Area of the Building is occupied, the calculation of estimated and actual Operating Costs for such year shall be adjusted to equal the estimated and actual Operating Costs which Lessor projects would have been incurred had 95% of the Rentable Area of the Building been occupied during such year.

     5. SECURITYDEPOSIT

          5.1 Initial Security Deposit. After Lessor obtains a building permit to perform Lessor's Work in the Premises, Lessee shall, within 5 business days after it receives Lessor's request therefore, deposit with Lessor that sum identified in the Basic Lease Information as the Security Deposit as security for the full performance by Lessee of its obligations hereunder. If the Security Deposit is not received within said 5-day period, Lessor may delay performance of Lessor's Work until the full Security Deposit is received, and Lessor may delay delivery of the Premises one day for each day Lessee is late in depositing the same, but base Rental (or abatement thereof pursuant to Section 3.5) shall nevertheless be due on the Commencement Date, notwithstanding any other provisions in this Lease. If Lessee defaults under any provision hereof Lessor shall be entitled, at its option, to apply and retain all or any part of the Security Deposit for the payment of any Rent or other sum in default or any other amount which Lessor may spend or become obligated to spend because of Lessee's default, or to compensate Lessor for any other loss or damage which Lessor has suffered because of Lessee's default. If any portion of the Security Deposit is so used or applied, Lessee shall, within five (5) business days after written demand, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount, and Lessee's failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep the Security Deposit separate from its general funds, and Lessee shall not be entitled to interest on the Security Deposit. If Lessee fully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Lessee within 30 days after the expiration of the term of this Lease or any period of holding over with the written consent of Lessor. Lessor's rights with respect to the Security Deposit shall be in addition to and shall not preclude concurrent, alternative or successive exercise of any other rights or remedies available to Lessor.

          5.2 Increased Security Deposit. If Lessee is in default under this Lease more than two (2) times within any twelve-month period, irrespective of whether or not such default is cured, then, without limiting Lessor's other rights and remedies provided for in this Lease or at law or in equity, the Security Deposit shall automatically be increased by an amount equal to two

(2) times the original Security Deposit and Lessee shall, within five (5) days after written demand, deposit cash with Lessor in an amount equal to two (2) times the original Security Deposit, less amounts previously deposited as a Security Deposit by Lessee pursuant to Section 5.1 if and to the extent not applied by Lessor as provided in Section 5.1.

     6. USE OF PREMISES.

          6.1 Permitted Uses. Lessee shall not use or permit the use of the Premises for any purpose, except the purpose set forth in the Basic Lease Information, without the prior written consent of Lessor. However, Lessee is in any event prohibited from engaging in any of the following uses unless (i) specifically allowed in the Basic Lease Information as a Permitted Use (i.e., a reference to "reputable general office uses" does not qualify as specifically allowing such uses), or (ii) specifically consented to in writing by Lessor in an Amendment to this Lease (although Lessor may allow other tenants to engage in such uses): any retail or wholesale sales activities (except sales of Lessee's services as permitted in the Basic Lease Information as part of Lessee's permitted use); gif shops; restaurants; news stands; food, tobacco or alcoholic beverage sales or services (including restaurants, snack or smoke shops or lounges), but specifically excluding up to four (4) vending machines within the Premises if available only for use by the employees and clients of Lessee and if the same are not visible from outside the Premises (both inside or outside the Building); bail bond operations; public stenographer or typist; secretarial service or messenger service; schools, classrooms or training activities, except for the training of employees and clients as an ancillary part of Lessee's primary business as set forth in the Basic Lease Information; employment agencies; telemarketing or telephone solicitation activities; or hair salon, barber shop or manicure shop.

          6.2 Compliance with Insurance Requirements. Lessee shall not knowingly engage in or permit any activity which will cause the cancellation or increase the existing premium rate of fire, liability or other insurance on or relating to the Premises or the Project. Lessee shall not sell or permit to remain in or about the Premises any article that may be prohibited by the standard or "All Risk" fire and extended coverage insurance policies to be maintained pursuant to this Lease. Lessee shall comply with all requirements pertaining to the use of the Premises necessary for maintenance of such fire and public liability insurance as Lessor may from time to time obtain for the Premises or the Project.

          6.3 Waste, Nuisance, Etc. Lessee shall not commit or permit any waste on the Premises nor in any manner deface or injure the Premises, the Building, the Underground Parking Facilities, the P-1 Parking Structure or the Project. Lessee shall not use or permit the use of the Premises for the protection, preparation, or distribution of pornographic materials or for other offensive or immoral purposes (in the sole judgment of Lessor), or commit or permit on the Premises any offensive, noisy or dangerous activity or other nuisance, activity or thing, or generate or permit any noxious, putrid or foul odor, which may disturb the quiet enjoyment or peaceable possession of any other tenant in the Project. Lessee shall not overload the floor of the Premises beyond the load limit therefore established by Lessor and provided to Lessee. Lessee


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

shall not employ any device in or about the Premises that emits any sound, frequency, radio waves or radiation that are audible or detectable outside the Premises, except fire and burglar alarms, cellular telephones and customary and usual office equipment.

          6.4 Area Above Standard Finish Ceiling Line. Lessee shall have no right to use, enter into or cause to be entered into that portion of the Premises above the standard ceiling line (as established by Lessor) without the prior written consent of Lessor.

          6.5 Common Areas. Subject to the rules and regulations referred to in
Section 6.7, the rights reserved by Lessor in Section 27 below, and the provisions of Section 25, Lessee shall be entitled to the non-exclusive use in common with Lessor, other tenants and occupants of the Building and the Project, and other parties authorized by Lessor, their respective employees, agents, contractors, customers and invitees, of such entryways, sidewalks, hallways, stairways, toilets, elevators, lobby areas, and other common areas and facilities in the Building or outside the Building and within the Project as Lessor may from time to time designate for common use, provided such designation does not materially and adversely affect Lessee's access to the Premises. Lessor reserves the right to grant exclusive use of designated parking spaces and other portions of the common areas and facilities to other tenants or occupants and their employees and invitees.

          6.6 Compliance with Laws. Lessee shall comply, at its expense, with all laws, ordinances, rules and regulations of any public authority at any time now or hereafter applicable to the Premises or any activity therein or use thereof, and shall, at its expense, construct and install any improvements which may be required from time to time by applicable laws, ordinances, rules and regulations as a result of the use or occupancy of the Premises.

          6.7 Rules and Regulations. Lessee shall comply, and shall cause its employees, agents, contractors, customers and invitees to comply, with the rules and regulations for the Project, the Underground Parking Facilities and the P-1 Parking Structure (and adjacent areas, if any, over which Lessor and Lessor's tenants may be granted non-exclusive use rights from time to time in the discretion of Lessor) including those attached to this Lease as Exhibit "B" and with such modifications and additions thereto as Lessor, in its reasonable discretion, may hereafter make for the Building, the Project and adjacent areas, provided such rules or regulations do not materially and adversely affect Lessee's use and occupancy of and access to, the Premises. Any violation of such rules and regulations by Lessee, its employees, agents, contractors, customers and invitees, shall constitute a breach of this Lease. All amounts due from Lessee to Lessor pursuant to such rules and regulations shall be paid within 3 days after demand therefore by Lessor, and shall constitute additional rental due under this Lease.

          6.8 Project Signs. Lessee shall have no right to use the signs for the Project or to use any exterior surfaces of the Building or other portions of the Project to identify Lessee's business, provided Lessor will erect within the interior of the sixth floor of the Building adjacent to the entry of the Premises a sign with Lessee's name and suite number, which will conform to

Lessor's sign criteria for the Building. Lessee shall be permitted to list its name and suite number within the Building on each interior directory maintained by Lessor in the lobby of the Building or on the sixth floor thereof.

          6.9 Hazardous Substances. Lessee agrees that it will not knowingly use or allow the Premises to be used for the storage, use, discharge, production, release, treatment or disposal of any "hazardous substance", as that term is defined under either the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9601, et seq., as amended from time to time) or any other federal, state or local environmental law, rule, regulation, order or directive now or hereafter existing (the "Environmental Laws") in violation of any Environmental Laws. Lessee shall otherwise comply at all times with all Environmental Laws. Lessee shall immediately notify Lessor of any hazardous substance on or about the Premises, any investigation by any governmental authority regarding the violation of any Environmental Law, and any claims by third parties against Lessee relating to the violation of any Environmental Law regarding the Premises.

     7. CONDITION OF PREMISES; CONSTRUCTION

          7.1 Condition of Premises. Lessee acknowledges, represents and agrees to the following: (i) Lessee shall be responsible for making its own inspection and investigation of the Premises, the Building and other portions of the Project, (ii) Lessee shall be responsible for investigating and establishing the suitability of the Premises for Lessee's intended use thereof and all zoning and regulatory matters pertinent thereto, (iii) Lessee is leasing the Premises "AS IS" based on its own inspection and investigation and not in reliance on any statement, representation, inducement or agreement of Lessor or its agents, employees or representatives, except as expressly set forth in Section 7.2 below or elsewhere in this Lease, (iv) the Premises, upon the earliest of Lessee's possession or Lessee's entry into the Premises to construct or install improvements, were in good order and satisfactory condition, subject to Section
2.2 of Exhibit C attached hereto, and (v) the Premises and Lessee's rights thereto under this Lease include only the interior space within the Premises. Lessee's rights do not include and Lessee has no rights to or expectations of any improvements below floor level, above ceiling level, or rights to any particular view or view corridor, any particular angle or degree of sun or light exposure, or any particular air rights or corridor above or around the Premises.

          7.2 Construction. Subject to Sections 2.3, 2.6 and 26, Lessor shall, in the exercise of reasonable diligence, perform the demolition, remodeling, replacement and/or installation work provided for on Exhibit "C" attached hereto, if any. For purposes of this Lease, possession of the Premises shall be deemed delivered or tendered to Lessee upon substantial completion of Lessor's Work (as those terms are defined in Exhibit "C") and Lessor has given Lessee written notice thereof. Upon receipt of such written notice or upon any earlier date Lessor and Lessee may agree upon, Lessee shall, in the exercise of reasonable diligence, perform the remodeling, replacement and/or installation work designated as Lessee's responsibility on Exhibit "C", subject to all of the provisions of this Lease. The expense of all work specified on

Exhibit "C", whether performed by Lessor or Lessee, shall be allocated between the parties as specified on Exhibit "C". In no event (i) will Lessor's obligations exceed the Tenant Improvement Allowance set forth in the Basic Lease Information, or (ii) will Lessor be responsible for performing any other work or installing any other improvements except for Lessor's Work.

     8. BUILDING SERVICES.

          8.1 Services. Subject to the rules and regulations attached to this Lease, Lessor agrees to furnish to the Premises, during normal business hours (as hereafter defined), janitorial service and elevator service, water and electricity suitable for the intended use of the Premises, and heat and air conditioning required in Lessor's reasonable judgment for the comfortable use and occupancy of the Premises. Lessor will furnish such utilities to the Premises, upon reasonable prior notice from Lessee (as hereafter defined), beyond normal business hours provided that Lessee shall pay an additional charge (to be established by Lessor from time to time) consistent with other Class A Office Buildings in the Phoenix metropolitan area within three (3) days after receipt of an invoice from Lessor, provided such additional charge shall reflect Lessor's actual out-of-pocket costs for such additional services, without mark-up or premium. As used in this Section, "normal business hours" shall mean 7:00 a.m. to 6:00 p.m., Monday through Friday (except legal holidays), and 8:00 a.m. to noon on Saturday (except legal holidays); and "Reasonable prior notice from Lessee" shall mean notice to Lessor by 1:00 p.m. on weekdays for service beyond normal business hours for the next weekday, by 1:00 p.m. on Friday for such service on Saturday or Sunday, or by 1:00 p.m. on the first business day immediately preceding a holiday for such service on a holiday. Lessor acknowledges that portions of Lessee's operations will function 24 hours a day and agrees (i) Lessee shall have continuous, 24- hour access to the Premises, and (ii) to provide utilities continuously to those portions of the Premises identified by Lessee, without further prior notice, subject to Lessee's payment of such additional charges as set forth above, provided that, upon request from Lessee and at Lessee's expense, Lessor will install additional heating, ventilating, and air conditioning facilities which are not part of the Building standard facilities, and will separately meter the cost of providing utilities continuously to those portions of the Premises requiring 24-hour service, which shall be billed directly to Lessee.

          8.2 Interruption of Services. Lessor shall not be liable for, nor shall Lessee be entitled to, any abatement or reduction of rental or others due hereunder by reason of Lessor's failure to furnish any of the foregoing when such failure is caused by the acts of Lessee or other tenants of the Building or by any causes beyond the reasonable control of Lessor, including without limitation the following: (i) disruption of electrical, water, sewer, or telecommunication services, (ii) weather, casualty, accidents, or breakage,
(iii) installing or remodeling improvements, or making repairs, (iv) strikes, lockouts or other labor disturbances or disputes of any character, (v) as a consequence of the voluntary or mandatory compliance by Lessor with any governmental or independent service operator orders, regulations or directives to reduce electrical consumption, or (vi) by any other cause, similar or dissimilar. It is expressly understood and agreed that except only for Lessor's gross negligence, or willful misconduct, Lessor shall have no liability or responsibility under any circumstances for loss or damage, however occurring, arising out of or incurred in connection with any failure of or interruption in or failure to provide any services or utilities which Lessor is to provide hereunder. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Lessor reserves the right to install supplementary air conditioning units in the Premises. The cost of such supplementary units, including the cost of installation, operation and maintenance, shall be paid by Lessee to Lessor within three (3) days after demand by Lessor. Notwithstanding the foregoing, if any utility or Building service is disrupted to such an extent that Lessee cannot operate its business in the Premises and such disruption continues for more than 72 consecutive hours, then Base Rental shall abate thereafter for each day Lessee cannot operate its business as a direct result of such disruption.

          8.3 Prohibitions; Excess Utilities. Lessee will not, without the prior written consent of Lessor (which Lessor may withhold in its discretion), (i) use any apparatus or device in the Premises which will increase the amount of water, electricity, chilled water for the Chilled Water System or other utilities otherwise furnished or supplied for use of the Premises as general office space, including, without limitation, computers and machines using current in excess of 110 volts; (ii) install any 220 volt outlets in the Premises (unless otherwise specifically permitted by the provisions of Exhibit "C"), nor (iii) connect into the electric current or the water supply except through existing electrical outlets or existing water taps in the Premises. If Lessor gives its consent, Lessor may cause water, electric, chilled water or other utility measuring devices to be installed in the Premises for the purpose of measuring the amount of water, electric current, chilled water for the Chilled Water System or other utilities consumed for any such purpose. The cost of any such meters and the installation, maintenance and repair thereof shall be paid for by Lessee, and Lessee agrees to pay Lessor, within 3 days after demand, for the cost of all water, electric current, chilled water for the Chilled Water System or other utilities consumed as shown by said meters, at the rates charged for such services by the suppliers thereof If separate meters cannot be installed, Lessor shall have the right to estimate the additional cost of the utilities utilized by Lessee and charge the same directly to Lessee, who shall pay the same to Lessor within 3 days after demand.

          8.4 Utility Deregulation.

               8.4.1 Lessor Controls Selection of Power Provider. Lessor hereby advises Lessee that presently APS ("Electric Service Provider") is the utility company selected by Lessor to provide electricity service for the Project. Notwithstanding the foregoing, if permitted by Law, Lessor shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an "Alternative Service Provider") or continue to contract for service from the Electric Service Provider. If Lessor selects an Alternative Service Provider, Lessor shall use commercially reasonable efforts to contract for services at rates competitive in the Phoenix metropolitan area.

               8.4.2 Lessee Shall Give Lessor Access. Lessee shall cooperate with Lessor, the Electric Service Provider, and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Lessor, Electric Service Provider, and any Alternative Service Provider reasonable access to the electric lines, feeders, risers, wiring, and any other machinery within the Premises; provided, however, that Lessor shall endeavor to cause the Electric Service Provider or Alternative Service Provider to minimize, to the extent reasonably possible given the circumstances, its interference with electricity service to the Premises and Lessee's access to or permitted use of the Premises.

               8.4.3 Lessor Not Responsible for Interruption of Service. It is expressly understood and agreed that Lessor does not warrant or promise that any services or utilities or any service or utility provider will be free from shortages, failures, loss of availability, variations, changes in quality, character or quantity, disruptions, defects, poor service, interference or interruptions caused by or related to governmental requirements or requests, inability to obtain services, so-called brown-outs, rolling black-outs, accidents, repairs, maintenance, strikes, lockouts, labor controversies, replacements, alterations, construction delays or interruptions, changes of or in service, or other causes; or that such services or utilities will be suitable for Lessee's requirements. Lessor shall have no liability or responsibility for any loss, damage, cost or expense (however incurred) sustained or incurred by Lessee or those claiming by, through or under Lessee, incidental to or arising out of any of the foregoing unless caused by or due to Lessor's sole and gross negligence. Lessor shall in no way be liable or responsible for any loss, damage, or expense that Lessee may sustain or incur as a consequence of the voluntary or mandatory compliance by Lessor with any governmental or independent service operator orders, regulations, or directives to reduce electrical consumption. Under no circumstances shall any of the foregoing be deemed an actual or constructive eviction of Lessee or a disturbance of Lessee's possession, use or occupancy of any or all of the Premises, or entitle Lessee to an abatement or diminution of rent, except as provided in Section 8.2, or relieve Lessee from its obligations under this Lease.

          8.5 District Cooling Services. Lessor hereby advises Lessee that Lessor has or may enter into an agreement with Northwind Rio Salado, LLC, or one or more other companies ("Chilled Water Provider") who will operate one or more district cooling plants and other facilities to provide chilled water to the Project, other portions of Hayden Ferry Lakeside and other areas. Lessor reserves the right to tap into such chilled water lines for the benefit of the Building to provide chilled water for the Buildings air conditioning system designed for such purposes ("Chilled Water Systems"), and to pay any reasonable fees, assessments or charges due to the Chilled Water Provider, and shall have the right to include the same within the Operating Costs pursuant to Section 4.3 above.

          8.6 Telecommunications Provider.

               8.6.1 Any and all telecommunications and voice and data technology equipment, cabling, wiring, panels and other facilities required for Lessee's telecommunications requirements ("Telecommunications Equipment") shall be located solely in the Premises, other than and except for any cabling and wiring that provides connectivity from the Premises to one or more intermediate demarcation points for telecommunication service providers (the "IDF") located in the Building and to the main telecommunications demarcation point for the Project (the "MPOE"), which may be located in the Building or elsewhere within the Project. Lessee shall only be permitted to access the IDF and the MPOE with the prior consent of Lessor (and only in accordance with such access control procedures implemented from time to time by Lessor), for the limited purpose of confirming interconnection with the facilities and equipment of the telecommunications service provider ("TSP") that provides services to the Premises. The number and type of lines allocated to Lessee at the IDF and/or the MPOE shall be designated by Lessor, and shall not be increased or added to without the prior written consent of Lessor. By its acceptance of possession of the Premises, Lessee shall be deemed to have agreed that the allocated number and type of lines serving the Premises are adequate for Lessee's occupancy.

               8.6.2 Only Lessor and/or Lessor's approved installers, contractors and vendors are authorized to install and/or connect telecommunications lines from the MPOE and/or the IDF to the Premises, and any such work shall be done at Lessee's expense; provided that Lessor's approval of an installer, contractor, or vendor shall not in any way constitute a representation or warranty with respect to the quality of the work, services, or operations of any of the foregoing, and Lessee assumes all risk with respect thereto. Lessee shall reimburse Lessor, within ten (10) days after written request, for the reasonable cost of Lessor's designated telecommunications manager with respect to monitoring any installation work performed for Lessee requiring access to the IDF and/or MPOE. None of the Telecommunications Equipment, wherever located, shall interfere with the telecommunications equipment of any other tenant or occupant of the Building or of any telecommunications service provider granted a right of access to the Building by Lessor, and Lessee shall at all times during the term of this Lease cause its Telecommunications Equipment to be operated within the technical and frequency transmission and reception parameters specified by the equipment manufacturer and any governmental license. If Lessee, its employees, agents or contractors, should cause any measurable interference with any Building systems or equipment, or the systems or equipment of any of the other tenants of the Project, or of any telecommunications service provider that, with the permission of Lessor, has installed equipment in the Building (collectively, "Approved Telecommunications Facilities"), Lessor shall have the right, upon twenty-four (24) hours verbal notice to Lessee, to disconnect any equipment or wiring located outside the Premises until Lessee resolves the interference issues in a manner satisfactory to Lessor. Lessee shall be liable to Lessor for, and shall indemnify, defend and hold harmless Lessor from and against, any loss, claim, damage, liability, fine, penalty, fee, cost and expense, including Lessor's attorneys' fees and costs, incurred in connection with or arising from any damage to or interference with any Approved Telecommunications Facilities, and any riser infrastructure in the Building due to the act or omission (negligent or otherwise) of Lessee, or any employee, agent or contractor of Lessee.

               8.6.3 Lessor reserves the right to limit the number of local exchange carriers and competitive alternative telecommunications providers (collectively, "TSPs") having access to the Building's riser system and infrastructure, and Lessor reserves the right to charge TSPs for access to and use of the Building's telecommunications riser system and infrastructure, and to require, as a condition to any such access or use, that the TSPs enter into a written agreement with Lessor governing the terms and conditions of such access. Lessor has the sole right to designate the risers and other vertical and horizontal pathways to be utilized by TSPs and/or Lessee for access and connectivity to and from the Premises, the IDF and the MPOE.

               8.6.4 Lessee hereby waives any claim against Lessor for any damages, liabilities, costs or expenses attributable to or resulting from any interruption of service, damage or interference with or to any of the Telecommunications Equipment, except to the extent caused by the gross negligence or willful misconduct of Lessor, its agents or employees; provided, however, in no event shall any such interruption, damage or interference entitle Lessee to any consequential damages (including damages for loss of business), constitute an actual or constructive eviction, in whole or in part, or relieve Lessee of any of its obligations under this Lease.

               8.6.5 Upon the expiration or earlier termination of this Lease, Lessee shall remove, at its sole cost and expense (and by installers approved by Lessor as hereinabove provided), all Telecommunications Equipment in the Premises and/or exclusively serving the Premises, whether located at the IDF and/or along any path of travel to the MPOE.

     9. MAINTENANCE AND REPAIR.

          9.1 Lessor's Obligations. Subject to the terms and conditions of this Lease and to compliance by Lessee with its obligations under this Lease, Lessor shall, as a part of Operating .Costs: (a) clean, maintain and repair, subject to normal wear and tear, the common areas of the Building and Lessor's portion of the Project as described in Section 6.5; the roof and structural elements of the Building; building-standard plumbing and electrical wiring and heating, ventilating and air conditioning systems and equipment; and the exterior of the Building (except for Lessee's signs, if and as approved by Lessor); and (b) provide Building-standard janitorial service for and in the common areas and the Premises. "Building-standard" shall mean and include: (i) those items or services provided by or through Lessor, with Lessor's prior written approval and in compliance with Lessor's standard specifications for such items or services; and (ii) those items installed by Lessor or by Lessee (with the prior written approval and under the express direction of Lessor) in compliance with Lessor's standard specifications therefore, but shall not include any items installed by Lessor pursuant to Exhibit "C" attached hereto unless the same are specifically designated thereon by Lessor as Building-standard items. Lessor shall have the right to recover, under Article 4 above, the cost of performing its obligations under this Section 9.1. In no event shall Lessee be entitled to undertake any such maintenance or repairs, whether at the expense of Lessee or Lessor, and Lessee hereby waives the benefits of any law now or hereafter in effect which would otherwise provide Lessee with such right.

          9.2 Lessee's Obligations. Unless such maintenance or repairs are specifically designated as the obligation of Lessor under Section 9.1 above, Lessee shall, at its expense, maintain or cause to be maintained the Premises in a safe and clean condition and in good order and repair, reasonable wear and tear excluded, including, without limitation, the interior of the Premises, all partitions and other interior improvements, all walls (including any non Building standard exteriors of any walls of the Premises adjacent to a hallway), all floors and floor coverings (excluding vacuuming of Building-standard floor coverings), Lessee's Property, including Telecommunications Equipment, all other telephone and other communication systems installed by Lessee or its telecommunication service providers, Lessee's signs located in or on the Premises or the Building (whether interior or exterior, if exterior signs are permitted in an Addendum to this Lease), all of Lessee's equipment and fixtures, and all of the following which are not Building-standard items: lighting, draperies, window coverings, ceilings, plumbing, doors, glass, cabinet work and shelving.' Lessee shall also perform promptly, subject to Section 6.4, at its expense, all maintenance or repairs with respect to the Premises and the Project required because of any negligent or intentional acts or omissions of Lessee, its agents, employees, contractors, customers or invitees, including without limitation Lessee's telecommunication service providers. Lessee shall maintain, repair, replace and remove, or shall cause its telecommunication service providers to maintain, repair, replace or remove, all Telecommunications Equipment within the Building or areas adjacent thereto or the Project in which Lessee has elected to install or provide the telecommunications services it requires with respect to the Premises in accordance with Section 8.6. Lessee shall perform its obligations under this Section regardless of whether or not:
(i) such portions of the Premises requiring repair are reasonably or readily accessible, (ii) the means of making the required repairs are convenient or reasonable, or (iii) the need for such repairs occurs as a result of Lessee's use, the elements or the age of such portions of the Premises. Lessee's obligations under this Section shall be performed only by persons or contractors approved by Lessor.

     10. ALTERATIONS TO PREMISES.

          10.1 Lessor's Prior Written Consent Required. Except as provided for on Exhibit "C", Lessee shall not make any alteration, addition or improvement to the Premises (other than non-structural decorations such as painting, wallpapering, and hanging of pictures or other objects d'art) or to any fixture, wiring, plumbing, lighting, heating, air conditioning or other equipment therein, or to any of the Telecommunications Equipment after installation in accordance with Section 8.6, without the prior written consent of Lessor in each instance. Lessor shall be entitled to impose any condition to such consent as it may deem necessary or desirable (including, without limitation, the posting of bonds or use of a contractor designated or approved by Lessor). Any alteration, addition or improvement to which Lessor consents or which is required by law shall be completed free of liens in a good and workmanlike manner in accordance with plans, specifications and drawings approved in writing by Lessor, and in compliance with all applicable laws, regulations and codes. Lessee shall timely pay all costs and fees incurred by Lessee in connection with all alterations, additions and improvements permitted or required hereunder.

          10.2 Alterations Become Part of Premises. Unless Lessor requires the removal thereof upon the termination of this Lease (Lessor to notify Lessee at time of Lessor's approval whether or not Lessee is required to remove), all such alterations, additions or improvements to the Premises by Lessee (including, without limitation, demolition of earlier improvements, construction or remodeling of interior walls, doors, ceilings, built-in cabinetwork and shelving, lunchroom facilities, and installation, remodeling or replacement of lighting, heating and air conditioning equipment, electrical and telephone circuits, draperies, carpets and other floor coverings, wall coverings, and interior glasswork) shall become part of the Premises and the property of Lessor immediately upon installation thereof The foregoing shall not apply to Lessee's Property, except that all Telecommunications Equipment shall be removed as provided in subsection 8.5.5. Any alteration, addition or improvement which Lessee is required or permitted to remove hereunder (including Lessee's Property) shall be removed at Lessee's expense immediately prior to the termination of this Lease, and Lessee shall promptly repair any damage to the Premises, the Building, or the Project (including without limitation any damage to the telecommunications facilities or the telecommunications equipment, wires and cables of other tenants and occupants of the Building or the Project to the extent damaged or altered by the removal of any Telecommunications Equipment) caused by installation or removal of such alteration, addition or improvement.

     11. LIENS. Lessee shall keep the Premises, the Building and the Project free of any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Lessee (or on behalf of Lessor if the same arise as a result of Lessor's performing an obligation of Lessee hereunder and Lessee fails to reimburse Lessor immediately for the cost thereof). If any such lien is fled, Lessee shall, within 10 days thereafter, cause the lien to be fully discharged by either paying the obligation secured thereby or obtaining and recording a payment bond in accordance with the provisions of Section 33-1004, Arizona Revised Statutes. Lessee is not authorized to act for or on behalf of Lessor as its agent, or otherwise, for the purpose of constructing any improvements to the Premises, and neither Lessor nor Lessor's interest in the Premises shall be subject to any obligations incurred by Lessee. Lessor shall be entitled to post on the Premises during the course of any construction by Lessee such notices of non-responsibility as Lessor deems appropriate for its protection. If Lessee fails to discharge fully any such lien within said 10-day period, Lessor may (but without obligation) pay the entire claim secured by such lien, and the amount so paid, together with reasonable attorneys' fees and costs incurred, shall be immediately due to Lessor, and Lessee shall pay the same to Lessor with interest at the rate provided in section 29.6 from the dates of Lessor's payments.

     12. LESSOR'S ENTRY In addition to any right of entry provided for in this Lease, Lessor, its employees, agents and contractors, shall be entitled to enter the Premises at any reasonable time during normal business hours following reasonable prior notice (except in the event of an emergency) for the purposes of conducting any inspections thereof, posting non responsibility notices, making repairs, additions or alterations thereto or to the Building, showing the Premises to any prospective purchaser, lessee, mortgagee or insurer, and taking necessary action in the event of any emergency. In connection with such entry, Lessor shall be entitled to erect such scaffolding and other necessary structures or equipment as reasonably required by the character of the work to be performed, provided that Lessor shall not, during normal business hours for the Building, unreasonably interfere with the conduct of Lessee's business, or materially interfere with the use of, or access to, the Premises. No entry by Lessor hereunder shall entitle Lessee to terminate this Lease or to a reduction or abatement of rental or other amounts owed by Lessee hereunder nor to any claims for damages. Lessor shall have the right to retain at all times keys to all doors within and into the Premises. No lock shall be changed without the prior written consent of Lessor. Lessor shall be entitled to use in good faith any means to gain entry to the Premises in the event of an emergency and shall not be liable for any damages resulting therefrom.

     13. INDEMNITY WAIVER. Subject to the provisions of Section 14 hereof Lessee shall indemnify, defend, and hold Lessor harmless for, from and against any and all claims, liabilities, costs, attorneys' fees and expert fees and court costs, expenses, penalties or demands of any nature arising from (i) Lessee's use of the Premises, or from the conduct of Lessee's business thereon or from any activity, work or things done, permitted or allowed by Lessee or its agents or contractors in or about the Premises, including without limitation any work performed by and/or the acts and omissions of Lessee's telecommunication service providers in the Premises or other portions of the Building or the Project, and/or (ii) any breach or default in the performance of any obligation or covenant on Lessee's part to be performed under the terms of this Lease (including without limitation Lessee's obligations under Section 6.9), or arising from any negligence or willful misconduct of Lessee, or any of Lessee's agents, contractors, employees, customers or invitees; and from and against all costs, attorneys' fees, environmental consultants' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. If any claim, action or proceeding is threatened or commenced against Lessor which is or may be covered by the foregoing indemnity, Lessee, upon notice from Lessor, shall defend the same, at Lessee's expense, utilizing counsel reasonably acceptable to Lessor. Lessor shall indemnify, defend, and hold Lessee harmless for, from and against any and all claims, suits, actions, proceedings, liabilities, damages, costs or expenses, including reasonable attorneys' and expert fees and court costs arising from any act, omission or negligence of Lessor or its agents, contractors or employees, or from Lessor's breach of its obligations under this Lease.

     14. INSURANCE.

          14.1 Types of Insurance. Lessee, at its sole cost and expense, shall procure and maintain the following insurance from and after the date Lessee, its employees, agents, or contractors, enter the Premises for any purpose and during the entire Lease Term:

               14.1.1 Commercial general liability insurance providing coverage against claims for bodily injury, death, property damage, or fire damage liability occurring in, on or about the Premises, the elevators, the adjoining sidewalks and passageways, or any of the Parking Facilities or resulting from Lessee's use, occupancy or maintenance thereof which policy shall name Lessor (and any first mortgagee or first beneficiary under a deed of trust of record against the Building or the Project) as additional insured parties. Such insurance shall be primary with respect to Lessor. Any commercial general liability insurance carried by Lessor shall apply in excess of the primary coverage required herein to be carried by Lessee.

               14.1.2 Insurance on an "All-Risk" basis providing coverage against damage and destruction to Lessee's Property (as defined in Section 23.1), including Telecommunications Equipment, and any improvements, additions and other alterations to the Premises which Lessee installs or constructs in the amount of full replacement value. If such items are damaged or destroyed, Lessee shall bear all risk of loss with respect thereto. Lessee hereby waives as against Lessor any and all claims or demands whatsoever pertaining to damage, loss or injury caused by or resulting from fire or other perils, events or occurrences which are or could have been covered by insurance.

               14.1.3 Business interruption insurance in amounts adequate, to cover, in addition to Lessee's other business expenses, payment of Base Rental and Lessee's Prorata Share of Operating Costs for a 12-month period.

          14.2 Notice of Insurance. All insurance provided for in this Article shall be effected under valid and enforceable policies issued by financially sound insurance companies reasonably acceptable to Lessor and authorized to do business in the State of Arizona. Such policies shall be endorsed to indicate that Lessee's coverage shall not be invalid due to any act or omission by Lessor. The policies shall further be endorsed to indicate that such policies shall cover Lessee's obligations pursuant to Article 13. Lessee shall use commercially reasonable efforts to cause all insurance companies issuing such insurance to notify Lessor in writing of any cancellation, alteration or non-renewal of said insurance at least thirty (30) days prior thereto. Lessee shall deliver to Lessor, within fifteen (15) days after execution of this Lease, certificates evidencing the insurance coverage required herein and confirming that the premiums therefore have been paid in full. Said certificates shall also include a footnote referring to this Lease and certifying that the policy or policies issued to Lessee comply with all of the provisions of this Article 14. If Lessee fails to obtain the insurance required herein and deliver said certificates to Lessor as provided above, Lessor shall be entitled, but without obligation, to obtain said policies at Lessee's expense.

          14.3 Waiver of Subrogation. Notwithstanding any other provisions in this Lease, Lessee and Lessor hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of, or damage to, the waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Lessee shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers of the waiver of subrogation set forth in this Lease and shall obtain, at Lessee's expense, an appropriate waiver of subrogation endorsement from the insurer. If the Premises, the Project or Lessee's Property are damaged or destroyed by fire or any other cause against which Lessee is required to maintain insurance pursuant to this Lease, Lessor shall not be liable to Lessee for any such damage or destruction.

     15. DAMAGE OR DESTRUCTION

          15.1 Termination. If the Premises or any portion thereof are damaged or destroyed by any cause, Lessor shall reasonably determine, within 45 days after such casualty, whether it would take more than 120 days from the date of such damage or destruction to repair the same. If Lessor determines that greater than 120 days would be required to repair such damage or destruction, then Lessor shall be entitled to terminate this Lease by written notice to Lessee within said 45-day period, which termination shall be effective 10 days after receipt. The foregoing notwithstanding, if all or part of the Premises and/or the Building are damaged or destroyed and Lessor, upon inspection, reasonably determines that (i) the cost of repairing the Premises will exceed 10% of the replacement cost of the Premises or the Building and such damage is not covered by insurance maintained by or payable to Lessor (provided that Lessor agrees to maintain fire insurance with extended and/or "all risk" coverage for the Building), or (ii) the cost of repairing the Premises will exceed 25% of the replacement cost of the Premises and such damage occurs within the last 18 months of the term of this Lease (excluding any option periods), or (iii) the Building is damaged to an extent greater than 25% of its replacement value (whether or not the Premises are damaged or destroyed), then Lessor shall be entitled to terminate this Lease by written notice to Lessee given on or before 60 days after the occurrence of such casualty, which termination shall be effective 10 days after receipt.

          15.2 Repair. If this Lease is not terminated as provided above, the damage to the Premises shall be repaired as follows:

               15.2.1 Lessee shall promptly repair, at its expense, any damage to Lessee's Property and any improvements, additions and other alterations installed or constructed by Lessee.

               15.2.2 Lessor shall have the option of repairing any damage caused by any act or neglect of Lessee or its employees, agents or invitees and shall charge to Lessee all costs and expenses incurred in connection therewith (including a service fee for Lessor equal to 10% of all sums expended by Lessor in performing or supervising the repairs). Lessee shall pay the same within 5 days after presentment of a statement to Lessee indicating the amount thereof If Lessor elects not to repair the damage, Lessee shall promptly repair the damage at its expense.

               15.2.3 Lessor shall repair, at its expense, the damage not specified in subsections 15.2.1 and 15.2.2 above.

               All repairs performed pursuant to this Section shall be performed in a good and workmanlike manner, in accordance with plans and specifications approved by Lessor, and in compliance with applicable laws, regulations and building codes. Lessor shall have the right to designate or approve the contractors) performing repairs required to be made by Lessee and shall have the right to require Lessee to post such bonds as Lessor deems necessary, including furnishing to Lessor evidence of compliance with Section 33-1003, Arizona Revised Statutes, or such successor statute as may then be in effect.

          15.3 No Abatement of Rent. Lessee shall not be entitled to terminate this Lease or to receive a reduction or abatement of any rental or other sums payable hereunder in the event of any damage or destruction from any cause whatsoever, provided that (i) if Lessee maintains typical and customary business interruption insurance from a reputable and financially sound company reasonably acceptable to Lessor, and such policy does not provide for the payment of rental given the nature of the damage and destruction, and (ii) if the damage and destruction is not caused by the acts or omissions of Lessee, its employees, agents or contractors, then rent shall abate proportionately based on the size of the portion of the Premises which cannot reasonably be used by Lessee.

     16. CONDEMNATION

          16.1 Termination. If the Premises or any portion thereof are taken under power of eminent domain or conveyed by Lessor under the threat thereof (a "Condemnation") , this Lease shall automatically terminate as to the part so taken as of the date of Condemnation. If a portion of the floor area of the Premises, or all or a substantial portion of the parking area within the Project (including the P-1 Parking Structure and the Underground Parking Facilities), is taken by Condemnation, and Lessor reasonably determines that it would not be economically feasible to utilize the Premises for the purposes for which the same were being used at the time of said taking, then Lessor may terminate this Lease as of the date of condemnation by giving written notice thereof to Lessee on or before 20 days after said date. If more than 25% of the floor area of the Building and/or more than 25% of the land area of the entire Project is taken by Condemnation (regardless of whether or not any portion of the Premises is taken), then Lessor shall be entitled to terminate this Lease as of the date of Condemnation by written notice to Lessee on or before 20 days after said date.

          16.2 Abatement of Rent. In the event of Condemnation of only a portion of the Premises, rental and Lessee's parking rights and obligations shall also be reduced in proportion to the amount of rentable area taken.

          16.3 Award. Lessor shall be entitled to the entire Condemnation award for any partial or entire taking of the Premises or the Project, including any award for the leasehold estate created hereby, and Lessee hereby waives any claim with respect thereto; provided that Lessee may seek a separate award from the taking authority (and not from Lessor), in Lessee's own name, for any damages to Lessee's business (excluding the loss of its leasehold estate) and any costs incurred by Lessee in removing and relocating Lessee's Property.

          16.4 Restoration. If only a part of the Premises is condemned and this Lease is not terminated pursuant hereto, then Lessor shall, in the exercise of reasonable diligence and its own cost, restore the Premises to its previous condition as nearly as is reasonable under the circumstances. In no event, however, shall Lessor be obligated to commence such restoration until it has received the entire Condemnation award and in no event shall Lessor be obligated to incur restoration expenses in an amount greater than such award, less costs, expenses and fees (including reasonable attorneys' fees and costs) incurred by Lessor in collecting such award.

          16.5 Date of Condemnation. The date of Condemnation, for the purposes hereof is the earlier of the date (i) possession of the Premises is delivered to the taking authority, or (ii) title is vested in the taking authority.

     17. QUIET ENJOYMENT. If Lessee pays all Rent and other sums payable hereunder and performs all of its other obligations hereunder, Lessor shall take no action to disturb Lessee's peaceable and quiet possession of the Premises during the term hereof and Lessor shall not permit Lessee's peaceable and quiet possession of the Premises to be disturbed by anyone claiming by, through, or under Lessor.

     18. ESTOPPEL CERTIFICATE. Upon receipt of a written request from Lessor, Lessee shall, from time to time, and within fifteen (15) days after receipt of such request, execute, acknowledge and deliver to Lessor a statement in writing
(a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the Rent and other charges are paid in advance, if any, (b) acknowledging that there are no uncured defaults on the part of Lessor, or specifying such defaults if any are claimed, and (c) certifying or acknowledging any other matters that Lessor may reasonably request for certification or acknowledgment. Any such statements may be relied upon by any prospective purchaser or encumbrances of all or any portion of the Premises, the Building, or the Project. If Lessee fails to deliver such statement within such time period and Lessor thereafter provides a second request for such statement and Lessee fails to deliver such statement within 5 days thereafter, then Lessee's failure to deliver such statement shall be conclusive against Lessee that (i) this Lease is in full force and effect, without modification except as may be represented by Lessor,
(ii) there are no uncured defaults in Lessor's performance, and (iii) not more than one month's rent has been paid in advance.

     19. MASTER LEASE; LENDER; SUBORDINATION

          19.1 Master Lease. Pursuant to all of the terms and conditions of a Lease to be executed by the City of Tempe, an Arizona municipal corporation ("City"), as lessor, and Hayden Ferry Lakeside LLC, an Arizona limited liability company, as lessee, as may be amended from time to time ("Master Lease") for purposes of providing tax abatement benefits to Lessor, fee title to the Building and certain land area has been or will be conveyed to the City and leased back to Lessor. Lessor warrants, covenants and agrees that the Master Lease will grant Lessor full right and authority to continue leasing the Premises to Lessee as provided in this Lease, and Lessee's right to occupy and use the Premises will be subject to the covenant of quiet enjoyment in its favor set forth in Section 17 of this Lease. Upon transfer of title to the Building and adjacent land to the City, this Lease shall automatically constitute a sublease. Lessee, at the request of the City, shall deliver to the City an agreement, in form and substance satisfactory to the City, whereby Lessee shall agree that (i) no action taken by the City to enforce the Master Lease, including without limitation any termination thereof shall terminate this Lease or invalidate any of the terms hereof and, (ii) upon termination of the Master Lease after default by Lessor, Lessee will recognize the City as Lessor hereunder for the balance of the term of this Lease, provided that the City also agrees that Lessee's possession will not be disturbed by the City as long as Lessee pays the rental and other sums payable hereunder and performs all of the other covenants of Lessee to be performed hereunder.

          19.2 Lease Subordinate to Liens. This Lease and the rights of Lessee hereunder shall be, at the option of Lessor to be exercised from time to time, either subordinate to, or superior to, the lien of any mortgages, deeds of trust, security agreements or other security instruments now or hereafter placed on or against the land and/or the Building and/or other improvements comprising the Project (and all extensions, modifications, renewals and refnancings thereof) without the necessity of executing and delivering any other or further instruments on the part of Lessee to effectuate such subordination; provided, however, that Lessor shall, upon Lessee's written request with respect to each and any such mortgages, deeds of trust, security agreements or other security instruments, exercise commercially reasonable efforts to cause the mortgagee, deed of trust beneficiary, or secured party ("Mortgagee") to agree to deliver to Lessee a non-disturbance and/or attornment agreement in favor of Lessee and in form generally used by such Mortgagee for such purposes. Lessee hereby agrees, at the written request of the purchaser of the Lessor's interest pursuant to such foreclosure or other proceedings (or a conveyance in lieu thereof), to attom to such purchaser or, at such purchaser's option, to enter into a new lease for the balance of the term hereof upon the same terms and provisions as are contained in this Lease. Notwithstanding the foregoing, Lessee shall execute and deliver such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgages, deeds of trust or other security instruments as may be requested by Lessor within 10 days after Lessee's receipt of such request, provided that such Mortgagee and/or purchaser also agrees that Lessee's possession will not be disturbed by such Mortgagee and/or purchaser as long as Lessee pays the rental and other sums payable hereunder when due and is not otherwise in default of the other covenants of Lessee to be performed hereunder. If Lessee


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

fails, neglects, or refuses to execute and deliver any such instruments within 10 days after receipt of written notice to do so together with the instruments to be executed by it, and Lessee still fails to do so within 5 days after a second notice from Lessor, Lessee hereby irrevocably appoints Lessor, its successors and assigns, as the attorney-in-fact of Lessee to execute and deliver any and all such instruments for and on behalf of Lessee.

     20. ASSIGNMENTAND SUBLETTING.

          20.1 Lessor's Consent Required. Lessee shall not convey, transfer, sublease, assign, hypothecate, encumber, or otherwise dispose of this Lease or any right, title or interest therein (including without limitation with respect to Parking Spaces), or grant any licenses, concessions, or other rights to use or occupy the Premises, whether voluntarily or by operation of law ("Transfer"), without the prior written consent of Lessor, which may be withheld in Lessor's sole discretion, and any such Transfer shall be void and/or shall terminate this Lease at the option of Lessor. In no event shall Lessee be entitled to sublease the Premises or assign this Lease so that the Premises are occupied by more than one (1) tenant, nor shall Lessee be entitled to sublease the Premises or assign this Lease to any other tenant in the Building. If Lessor consents to any Transfer, Lessor may impose on Lessee or the transferee such conditions as Lessor deems commercially reasonable. Lessee's request for consent to a Transfer must describe in reasonable detail the parties involved, the terms of the Transfer, the portion of the Premises affected by the Transfer and other terms and conditions of the proposed Transfer, and Lessee upon written request from Lessor, shall provide to Lessor any additional information Lessor deems reasonably necessary to evaluate and consider the proposed Transfer or proposed transferee. The consent by Lessor to any Transfer shall not be construed as a consent to any other Transfer. If Lessor approves any Transfer by Lessee, it is hereby agreed by Lessor and Lessee that Lessee shall not realize any financial gain resulting from any increase in the rental value of the Premises. Therefore, as a condition of any Transfer, it is agreed by the parties that Lessor shall receive all consideration due or to become due to Lessee from any assignee, sublessee or transferee with respect to such Transfer, including, without limitation, the full and complete rental payments paid by such assignee, sublessee or transferee, including any amounts paid in excess of Lessee's financial obligations set forth in this Lease, measured on a square foot basis with respect to the Rentable Area involved or the per space rental to be paid with respect to the Parking Spaces.

          20.2 No Release of Lessee. Regardless of whether Lessor's consent is granted, no Transfer shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the Rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of Rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof Upon a default by any assignee or successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of commencing or exhausting remedies against said assignee or successor.

          20.3 Attorneys' Fees. If Lessor is asked to consent to a Transfer under Section 20.1 hereof, Lessee shall reimburse Lessor for reasonable attorneys' fees incurred by Lessor in connection with giving such consent.

          20.4 Corporations, Associations and Partnerships. If Lessee is a corporation, a limited liability company ("LLC"), an unincorporated association, or a partnership, the transfer, assignment, or hypothecation of any stock membership or other interest in such corporation, LLC, association or partnership in the aggregate in excess of 49% shall be deemed a Transfer within the meaning of this Article 20, except that an initial public offering of stock by MedAire, Incorporated utilizing a nationally recognized market such as NASDAQ shall not be deemed a Transfer. Lessee shall have the right without Lessor's consent to assign this Lease or sublet the Premises, or any part thereof to any corporation or LLC into which or with which Lessee merges or consolidates, to any entity which acquires all or substantially all of Lessee's assets, and to any parent, subsidiary or affiliated corporation or LLC provided that the resulting entity from such merger or consolidation shall have a net worth not less than Lessee's prior to the merger, and provided further that any such assignee shall deliver to Lessor a copy of a document satisfactory to Lessor by which such assignee agrees to assume and perform all of the terms and conditions of this Lease on Lessee's part from and after the effective date of such assignment.

          20.5 No Merger. The voluntary or other surrender of this Lease by Lessee, a mutual cancellation of this Lease, or the termination of this Lease by Lessor pursuant to any provision contained herein, shall not work a merger, but, at Lessor's option, shall either terminate any or all existing assignments or subleases hereunder, or operate as an assignment to Lessor of any such assignments or subleases.

     21. [INTENTIONALLY DELETED]

     22. ABANDONMENT OF PREMISES. Lessee shall at all times during the term hereof occupy and use the Premises during normal business hours. If Lessee ceases to so occupy and use the Premises or abandons, vacates or surrenders the Premises or is dispossessed by process of law or otherwise, Lessee's Property remaining on the Premises shall be deemed abandoned and, at the option of Lessor, may be kept or disposed of by Lessor as provided in section 23.2 hereof The failure of Lessee to be open for business in the Premises for a period of 10 consecutive business days or longer, other than as a result of events of force majeure as described in Section 26, shall constitute an abandonment of the Premises.

     23. LESSEE'S PROPERTY.

          23.1 Lessee's Property. The term "Lessee's Property," as used in this Lease, is defined as those items specifically designated as Lessee's Property on Exhibit "D" attached hereto, the Telecommunications Equipment, and any furniture, trade fixtures, equipment and personal property installed in, on or about the Premises by Lessee at Lessee's expense, such as freestanding cabinetwork and casework, metal storage units, signs, office machines, data processing equipment, monitoring devices and chests, kitchen appliances (if permitted by this Lease), and other items of personal property which are not attached or built in.

          23.2 Removal. Unless Lessee is in default hereunder, Lessee may remove any of Lessee's Property (except that Lessee shall be obligated to remove the Telecommunications Equipment as provided in Section 8.5) immediately upon the expiration or termination of this Lease, and any of such Lessee's Property remaining on the Premises upon such expiration or termination shall, at Lessor's option, become the property of Lessor, or Lessor may dispose of same, as attorney-in-fact for and at the expense of Lessee, as Lessor may deem appropriate in its discretion and retain the proceeds therefrom. The power of attorney granted herein is a power coupled with an interest. Lessee shall promptly repair, in a good and workmanlike manner, at its own expense, any damage to the Premises or the Building caused by the installation or removal of Lessee's Property.

          23.3 Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against or levied upon Lessee's Property. Lessee shall cause Lessee's Property to be assessed and billed separately from the real property of which the Premises are a part. If any or all of Lessee's Property is assessed and taxed with said real property, Lessee shall pay to Lessor its share of such taxes, as reasonably determined by Lessor, within 10 days after delivery to Lessee of a statement in writing setting forth the amount due, together with reasonable documentation supporting the claim.

     24. SURRENDER. Upon the expiration or termination of this Lease for any reason, Lessee shall immediately and peaceably surrender the Premises to Lessor in a safe and clean condition and in good order and repair, normal wear and tear excepted. Should Lessee fail to surrender the Premises upon the expiration or termination of this Lease, Lessor shall have the immediate right to re-enter the Premises and act in accordance with Section 29.2.1 hereof No act or conduct of Lessor, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be, or constitute an acceptance by Lessor of, the surrender of the Premises by Lessee prior to the expiration of the Lease Term hereof unless Lessor provides Lessee with a written acknowledgment of acceptance of surrender signed by Lessor.

     25. PARKING

          25.1 Surface Parking. Lessee acknowledges that limited surface parking is available within the Project and that Lessee's invitees will be entitled to use the same on a nonexclusive basis for loading and unloading passengers and for short term parking for periods of time designated by Lessor, provided that
(i) Lessor may grant or permit exclusive use of portions of such surface parking area (not to exceed fifty percent (50%) of the available spaces) for the benefit of other tenants or occupants within or adjacent to the Project, and may install or permit the installation of parking meters for some or all of such surface parking area, and (ii) Lessee shall in any event cause its employees to park outside of the Project or in the Underground Parking Facilities or the P-1 Parking Structure (as those terms are hereinafter defined) pursuant to a parking agreement with the owner or manager thereof and (iii) the surface parking areas shall be used only for the parking of automobiles and small trucks but in no event shall recreational vehicles, boats or trailers be allowed while doing business at the Project or otherwise, and no parking beyond the time limits posted by Lessor with respect thereto shall be allowed.

          25.2 P-1 Parking Structure; Underground Parking Facility. Lessor will develop, or cause to be developed, a multi-floor parking structure designated "P-I" on Exhibit AI attached hereto to the south of the Building ("P-1 Parking Structure") and an underground parking area below the Building and other portions of the Project ("Underground Parking Facilities"), which will be owned by Lessor, an Owners' Association, or another entity (and the owner of each parking facility will be referred to herein as a "Parking Facility Owner"). As used in this Lease, the term "Parking Spaces" refers to parking spaces existing from time to time in the P-1 Parking Structure or the Underground Parking Facilities. Parking for Lessee's customers and clients, and the customers and clients of other tenants of the Project, will be available in the P-I Parking Structure, or if the same are constructed and made available by Lessor from time to time, surface parking areas serving the Project, subject to Section 25.1. If Parking Spaces for the P-I Parking Structure and/or the Underground Parking Facilities are allocated to Lessee in the Basic Lease Information, then the number stated therein are hereby granted to Lessee at the monthly rental set forth in the Basic Lease Information, expressly subject to the following:

               25.2.1 [Intentionally Deleted)

               25.2.2 If the Parking Facility Owner for all or a portion of the Parking Spaces is at any time not Lessor, Lessee shall, within thirty (30) days after written direction from Lessor to do so, enter into a separate parking agreement with the Parking Facility Owner, or its manager, providing for the number of Parking Spaces at the monthly rental set forth in the Basic Lease Information. Upon execution of such separate agreement, Lessor shall be relieved of all further responsibility under this Lease with respect to the Parking Spaces covered by said agreement.

               25.2.3 The Parking Facility Owner of the P-1 Parking Structure shall have the right to construct the same in three or more stages. During construction, Lessor or other Parking Facility Owner shall be entitled to require Lessee to use alternative parking facilities provided by the Parking Facility Owner within Hayden Ferry Lakeside so long as the number of alternative spaces equals the number of Parking Spaces allocated in the Basic Lease Information to Lessee in the P-I Parking Structure. The Parking Facility Owner shall be entitled to provide such alternative parking spaces during construction of each stage of the P-1 Parking Structure and Lessee agrees to use such alternative spaces. If the Parking Facility Owner is not Lessor, then the Parking Facility Owner shall constitute a third party beneficiary of this
Section 25.2.2.

               25.2.4 The P-1 Parking Structure and Underground Parking Facilities shall only be used for the parking of automobiles and small trucks (but in no event shall recreational vehicles, boats or trailers be allowed) and shall be subject to height limitations established from time to time by each Parking Facility Owner.

               25.2.5 The Parking Spaces in the P-1 Parking Structure as designated in the Basic Lease Information shall be available for use during "normal business hours" of the Building, which shall mean 7:00 a.m. to 6:00 p.m., Monday through Friday (except legal holidays), and 8:00 a.m. to noon on Saturday (except legal holidays). Parking access cards for the Parking Spaces allocated to Lessee will entitle the holder to obtain access to the P-1 Parking Structure and/or the Underground Parking Facilities during and after normal business hours, but reserved Parking Spaces in the P-1 Parking Structure will only be available during normal business hours Monday through Friday (except legal holidays). After such normal business hours, holders of parking access cards will be allowed to use the parking access cards to obtain access to the P-1 Parking Structure, but will not be guaranteed the use of the Parking Spaces therein, including reserved Parking Spaces, provided that the foregoing shall not apply to the ten (10) executive parking spaces referred to in the Basic Lease Information, which are located below the Building and not in the P-1 Parking Structure. Lessee is hereby advised that the P-1 Parking Structure will be available for public use both during and after normal business hours and that sporting events or other activities in the vicinity of Hayden Ferry Lakeside may create a significant demand for spaces within the P-1 Parking Structure.

               25.2.6 The Parking Spaces in the Underground Parking Facilities will not be available to the public during or after normal business hours or on legal holidays.

               25.2.7 Lessee will not park, or permit its employees or contractors to park, in any areas designated by a Parking Facility Owner or its manager for parking by visitors to the Project or for the exclusive use of other tenants or occupants of the Project.

               25.2.8 Any parking access cards, parking stickers or other devices or forms of identification supplied by a Parking Facility Owner as a condition to using its parking facilities shall remain the property of the Parking Facility Owner, and the same must be displayed as requested and not mutilated or obstructed in any manner. Parking access cards, stickers and other devices are not transferable, and any parking sticker or other device found in the possession of an unauthorized holder will be void. Each Parking Facility Owner may charge a fee for parking access cards, parking stickers or other parking control devices supplied or replaced by the Parking Facility Owner.

               25.2.9 No over night or extended term parking or storage of vehicles shall be permitted. Parking is prohibited on or in (i) areas not striped for parking, (ii) aisles, (iii) areas where "no parking" signs are posted or marked on the parking surface, (iv) any ramps, entries or exits, (v) any cross-hatched areas, any (vi) designated loading areas, or (vii) such other areas as may be designated from time to time by the Parking Facility Owner for maintenance, repair or other purposes.

               25.2.10 All responsibility for damage to, or loss or theft of any vehicles or any contents thereof are expressly assumed by Lessee or other persons parking their vehicle in the Underground Parking Facilities or P-1 Parking Structure, except for Lessor's (or its successor's) gross negligence.

               11 25.2.11 Lessor reserves the right to require Lessee, as a condition to using its allocated Parking Spaces, to enter into a parking agreement providing for additional regulations, restrictions, and requirements with respect to use of its allocated Parking Spaces as long as the terms and conditions thereof are not materially inconsistent with this Lease or the rules and regulations referred to in Section 6.7 of this Lease.

               25.2.12 Lessor, on its behalf and on behalf of any other Parking Facility Owner, reserves the right to refuse parking identification devices and/or parking rights to Lessee or any other person who fails to comply with the covenants in this Section 25.2, or in any separate parking agreement provided for in this Section 25.2, or in any of the rules and regulations provided for in
Section 6.7; and any violation thereof shall subject the vehicle of the offending person to be removed or immobilized at such person's expense.

          25.3 Parking Ratio. The surface parking within the Project, the P-1 Parking Structure, and the Underground Parking Facilities (including areas designated for visitor parking) will together offer parking to tenants and visitors of the Building, on a non-exclusive basis, at a ratio of four (4) parking spaces for each 1,000 square feet of usable area within the Building.

     26. FORCE MAJEURE. If Lessor or Lessee is delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, civil disorder, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the reasonable control of such party (financial inability excepted), performance of such act shall be excused for the period of delay.

     27. RIGHTS RESERVED BY LESSOR. The rights set forth on Exhibit "E" are hereby reserved by Lessor and are exercisable without notice to Lessee or liability for any inconvenience suffered by Lessee as a result thereof (including, without limitation, any diminution of light, air. or view), and Lessee shall not be entitled by reason thereof to terminate this Lease or receive any abatement or reduction of Rent or other sums.

     28. NOTICES. No notice, consent, approval or other communication given in connection herewith shall be validly given, made, delivered or served unless in writing and sent by facsimile transmission or by registered or certified United States mail, postage prepaid, or by nationally-recognized overnight delivery service, to Lessor (or the Managing Agent if Lessor so designates in the Basic Lease Information) or Lessee, as the case may be, at the respective addresses or fax numbers set forth in the Basic Lease Information, or to such other addresses or


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

fax numbers as either party hereto may from time to time designate in writing and deliver in accordance herewith to the other party. Notices, consents, approval or communications shall be deemed given or received 24 hours after deposit in the mail as hereinabove provided, or immediately if sent by facsimile transmission.

     29. DEFAULTS; REMEDIES.

          29.1 Defaults. The occurrence of anyone or more of the following events shall constitute a default and breach of this Lease by Lessee:

               29.1.1 Lessee abandons the Premises, or fails to surrender the Premises as provided in Section 24 above.

               29.1.2 Lessee fails to make any payment of Base Rental or any other Rent or other sum due under this Lease, together with interest thereon as herein provided, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Lessor to Lessee.

               29.1.3 Lessee fails to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than as described in Sections 29.1.1 or 29.1.2 above, where such failure shall continue for a period of 15 days after written notice thereof to Lessee; provided, however, that if the nature of Lessee's failure is such that more time is reasonably necessary in order to cure Lessee's failure, then Lessee shall not be in default under this Lease if Lessee diligently commences to cure within said 15-day period, exercises its consistent and best efforts to cure such failure, keeps Lessor reasonably advised of its efforts and progress to cure, and completes such cure within not more than 45 days after the written notice from Lessor provided for above.

               29.1.4 To the extent that a declaration of default is not prohibited by law, (i) the making by Lessee of any general assignment, or general arrangement for the benefit of creditors; (ii) the fling by or against Lessee of a proceeding under state or federal insolvency and/or bankruptcy laws (unless, in the case of a petition fled against Lessee, the same is dismissed within 30 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease.

               29.1.5 An assignment or subletting of the Premises without the written consent of Lessor as provided in Article 20.

          29.2 Remedies. Upon any such default or breach by Lessee, Lessor shall be entitled to exercise the following rights and remedies at any time thereafter, with or without notice or demand, and without limiting Lessor in the exercise of any right or remedy which

Lessor may have by reason of such default or breach (and Lessor shall be entitled to recover from Lessee all reasonable attorneys' fees and costs incurred by Lessor in enforcing its rights and remedies, regardless of whether legal proceedings are commenced):

               29.2.1 Lessor shall have the immediate right of re-entry and may remove all persons and property from the Premises, without liability for damages sustained by reason of such removal. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee. Should Lessor elect to re-enter as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided by law, it may either terminate this Lease to the same extent and with all the legal incidents as if the term hereof had expired by lapse of time, or it may from time to time, without termination of this Lease, relet the Premises or any part thereof in accordance with Section 29.3 below. No such reentry or taking possession of the Premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Lessee. Notwithstanding any such reletting without termination, Lessor may, at any time thereafter, elect to terminate this Lease for such previous breach. Regardless of whether or not the Lease is terminated as provided above, Lessor shall be entitled to terminate all of the rights of Lessee and/or its employees or other Persons with respect to all Parking Spaces, and to recover from Lessee all damages incurred by Lessor as a result of Lessee's default, including without limitation (i) the worth at the time of Lessee's default, all unpaid Base Rental (and upon Lessee's default, all Base Rental abated pursuant to Section 3.5.1, and the difference between the Base Rental paid pursuant to Section 3.5.2 and the amount of Base Rental otherwise due as set forth in the Basic Lease Information, shall become immediately due and payable and shall be deemed unpaid Base Rental for purposes of this provision), Operating Expenses and other Rent and sums due from Lessee under this Lease through the date Lessor elects to re-enter the Premises and/or terminate this Lease, and all Base Rental, Operating Expenses, and other Rent and sums due under this Lease after re-entry and/or termination through the end of this term of this Lease as set forth in
Article 2, and (ii) all other amounts necessary to compensate Lessor for all detriment caused by Lessee's default. Lessor shall be entitled to receive a judgment for the full amount of such damages as may be reduced by any amounts received and applied by Lessor as provided in Section 29.3. In determining worth at the time of Lessee's default, a discount rate equal to I% above the discount rate then in effect at the Federal Reserve Bank serving Phoenix shall be used.

               29.2.2 Lessor shall have the right, but not the obligation, to render the performance required to cure such default or breach and to charge to Lessee all costs and expenses incurred in connection therewith (including a service fee equal to 15% of all sums expended by Lessor to. cure the default or breach), together with interest thereon from the date incurred by Lessor at the rate provided below, and Lessee shall immediately pay the same upon presentment of a statement to Lessee.

               29.2.3 No remedy herein conferred upon Lessor shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, including, but not limited to, the right to maintain an action to recover all amounts due hereunder. Lessor may exercise its rights and remedies at anytime, in any order, to any extent, and as often as Lessor deems advisable.

               29.2.4 In addition to every other remedy available to Lessor, Lessor may, in the event of default as defined in this Article, obtain the appointment of a receiver in any court of competent jurisdiction, and the receiver may enter the Premises and take possession of Lessee's Property and any other personal property belonging to the Lessee and used in the conduct of Lessee's business in the Premises. Such entry or possession by said receiver shall not constitute an eviction of Lessee from the Premises or any portion thereof and Lessee shall indemnify, defend and hold Lessor harmless from any claim by any person arising out of or in anyway connected with the entry by said receiver in taking possession of the Premises and/or said personal property. Neither the application for the appointment of such receiver, nor the appointment of such receiver, shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee.

          29.3 Reletting the Premises. Lessor, in the exercise of its rights under Section 29.2.1, shall have the right to relet the Premises or any portion thereof, and to grant the use of all or a portion of the Parking Spaces made available to Lessee pursuant to this Lease, for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable. Lessor shall also have the right to make such alterations and repairs to the Premises as Lessor may deem advisable, in its sole discretion. Upon such reletting, the rents received by Lessor for the Premises shall be applied first to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of all costs and expenses of such reletting (including leasing commissions) and of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied to payment of future rent as the same may become due and payable hereunder. If the rents for the Premises received from such reletting during any month are less than that to be paid during that month by Lessee hereunder, Lessee shall immediately pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly.

          29.4 No Waiver. No delay or omission of Lessor to exercise any right or power arising from any default shall impair any such right or power, and shall not be construed to be a waiver of any such default or an acquiescence therein. No waiver of a default shall be effective unless it is in writing. No written waiver by Lessor of any provision of this Lease or any breach by Lessee hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to or approval of any act by Lessee requiring Lessor's consent or approval shall not be deemed to render unnecessary the procurement of Lessor's consent to or approval of any subsequent act of Lessee, whether or not similar to the act so consented to or approved.

          29.5 Late Charges. Lessee hereby acknowledges that late payment by Lessee of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and charges which may be incurred by Lessor pursuant to its financing for the Building. Accordingly, if any monthly Base Rental payment or other amount due to Lessor hereunder shall not be received by Lessor within 10 days after the due date therefore, more than once during any 12-month period, and then on the second and all subsequent occasions, Lessee shall pay to Lessor a late charge equal to 10% of such amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee, and shall be in addition to any interest which may accrue thereon pursuant to Section 29.6 below. Lessor shall have the right to require Lessee to pay all past-due obligations, including late charges and interest, in the form of a cashier's check.

          29.6 Interest. Any amount due to Lessor or Lessee which is not paid when due shall bear interest, not to exceed the maximum rate allowed by law, from the date due until paid at a rate equal to the greater of (i) 15% per annum, or (ii) a rate per annum equal to 3% in excess of the "Prime Rate" designated by Bank One (or its successor(s)) from time to time as its prime commercial lending rate during the period said amounts are owed by Lessee or Lessor. Payment of such interest shall not excuse or cure any default under this Lease.

          29.7 Attorneys' Fees. If either party resorts to judicial proceedings to enforce any right under this Lease or to obtain relief for any default by the other party, the party prevailing in such proceedings shall be entitled to recover from the non-prevailing party the costs thereof, including reasonable attorneys' fees (as determined by the court).

     30. LESSOR LIABILITY

          30.1 Default by Lessor. Lessor shall not be considered in default or breach of this Lease for the non-performance of any obligation imposed herein unless Lessee provides Lessor with written notice of said non-performance and:

               30.1.1 If the same relates solely to the payment of money, Lessor fails to perform within 20 days after receipt of said written notice, or

               30.1.2 If the same does not relate to the payment of money, Lessor fails to commence performance within 30 days after receipt of written notice from Lessor, and to diligently continue such performance until the obligation is fulfilled.

               If Lessor grants a security interest in this Lease to any person or entity and if Lessee has been notified in writing of the name and address of said lienholder, then Lessee shall simultaneously upon giving any notice of non-performance to Lessor deliver a copy of same to each such lienholder, by personal delivery or certified or registered United States mail, postage prepaid (notices sent by mail shall be deemed delivered upon receipt) . Each such lienholder shall be entitled to perform such obligation within 45 days after the expiration of any period of time within which Lessor is entitled to perform such obligation.

          30.2 Sale of Lessor's Interest. Upon any sale or conveyance of Lessor's interest in this Lease (excluding a transfer of title to the Building and adjacent land to the City of Tempe pursuant to Section 19.1 above, but including Lessor's assignment of its interest as lessee under the Master Lease and Lessor under this Lease to another person or entity), Lessor shall be entirely relieved of all liability for Lessor's obligations under this Lease accruing thereafter, and the assignee or purchaser shall be deemed without any further agreement between the parties or their successors in interest to have assumed all of the obligations of Lessor under this Lease accruing after such conveyance. This Lease shall not be affected by any such sale or conveyance and Lessee agrees to attorn to such successor in interest- The Security Deposit made by Lessee hereunder shall be transferred by Lessor to such successor in interest and thereupon Lessor shall be discharged from any further liability in reference thereto.

          30.3 No Liability for Loss, Theft, Etc. Except for the gross negligence or willful misconduct of Lessor, Lessor and its agents shall not be liable to Lessee for any damage to property entrusted to Lessor's employees, agents or contractors, nor for loss of or damage to any property by theft, disappearance or otherwise, nor for any injury or damage to persons or property resulting from any cause whatsoever, including without limitation fire, explosion, falling ceiling material or wall board, steam, gas, electricity, any act or omission of co-tenants or other occupants of the Building or of adjoining or contiguous property or buildings, water or rain which may leak from any part of the Premises or the Building or from the pipes, tanks, appliances or plumbing works therein, or from the roof street or subsurface, or from any other place. Lessor and its agents shall not be liable to Lessee for interference with the natural light, and except as otherwise specifically provided in this Lease, Lessor and its agents shall not be liable to Lessee for any latent defect in the Premises or in the Project. Lessee shall give prompt notice to Lessor of any fire, accident or defect discovered within the Premises or the Project.

          30.4 Lessor's Liability. Notwithstanding anything to the contrary contained in this Lease, it is expressly understood and agreed by and between the parties hereto that, except as provided in the last sentence of this
Section: (i) the recourse of Lessee, or its successors or assigns, against Lessor with respect to any alleged breach by or on the part of Lessor of any representation, warranty, covenant, undertaking or agreement contained in the Lease or otherwise arising out of Lessee's use of the Premises or the Project (collectively "Lessor's Lease Obligations") shall extend only to Lessor's interest in the real estate of which the Premises are a part ("Lessor's Real Estate") and the rents derived therefrom, and not to any other real property, personal property or other assets of Lessor or its former or current members, or any of the current or former directors, officers, employees, agents, members, or partners thereof and (ii) except to the extent of Lessor's interest in Lessor's Real Estate, no personal liability or personal responsibility of any sort with respect to any of Lessor's Lease Obligations or any alleged breach thereof is assumed by, or shall be asserted or enforceable against, Lessor or any current or former members thereof, or any of Lessor's or such member's current or former directors, officers, employees, agents, members, or partners. If Lessee first diligently attempts to collect a judgment obtained after a breach of Lessor's Lease Obligations against only Lessor's Real Estate and the rents derived therefrom, and the equity therein or the amount of rents are insufficient to satisfy said judgment, then and only then may Lessee levy against other assets of Lessor.

     31. GENERAL.

          31.1 Captions. The headings of the Articles and the Sections hereof are inserted for convenience only and shall not affect the construction of any of the provisions hereof.

          31.2 Time of the Essence. Time is of the essence with respect to this Lease.

          31.3 No Partnership; No Third Party Rights. Nothing contained in this Lease shall create any partnership, joint venture or other arrangement between Lessor and Lessee. Except as expressly provided herein, no provision of this Lease is intended to benefit, and shall not benefit, any person not a part hereto and no such other person shall have any right or cause or action hereunder.

          31.4 Entire Agreement. This Lease constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and shall not be changed or added to except in writing signed by all parties hereto. All prior and contemporaneous agreements, representations, statements and understandings of the parties, oral or written, that modify, amend or vary any of the terms of this Lease, are hereby superseded and merged herein.

          31.5 Joint and Several Obligations. If Lessee comprises two or more persons, corporations, LLC's, or other entities, all agreements, covenants, representations and warranties of Lessee herein are the joint and several obligations of the entities comprising Lessee. If Lessee is husband and wife, the obligations hereunder shall extend individually to the sole and separate property of each as well as to their community property. Notice given to any one of the entities constituting Lessee shall be deemed as having been given to all such entities.

          31.6 Authority to Execute. Any individual executing this Lease on behalf of a corporation, LLC, or other partnership or entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf thereof and that this Lease is binding thereon in accordance with its terms. If Lessee is a corporation or LLC, Lessee shall deliver to Lessor within 15 days after the execution hereof a certified copy of a resolution of the Board of Directors of said corporation, or a member resolution of said LLC, authorizing or ratifying the execution and delivery of this Lease by the individuals executing and delivering same.

          31.7 Arizona Law. This Lease shall be governed by and interpreted in accordance with the laws of Arizona.

          31.8 Partial Invalidity. If any provision of this Lease is held by a court to be invalid, void or unenforceable, the remainder of this Lease shall remain in full force and effect and shall in no way be affected or invalidated.

          31.9 Incorporation of Exhibits. All exhibits attached hereto shall be deemed a part of this Lease.

          31.10 Waiver of Notice. Unless Lessor is otherwise specifically obligated to do so by the terms of this Lease, Lessee hereby expressly waives the service of any notice of intention to terminate this Lease or to re-enter the Premises and waives the service of any demand for payment of rent or for possession and waives the service of any other notice or demand prescribed by any statute or other law.

          31.11 Binding on Successors and Assigns. Each of the provisions of this Lease shall bind, extend to, and inure to the benefit of the respective heirs, legal representatives, and successors and assigns of both Lessor and Lessee; provided, however, that this clause shall not permit any assignment or transfer contrary to the provisions of Article 20.

          31.12 Impartial Interpretation. This Lease is the result of negotiations between Lessor and Lessee. The language in this Lease shall be construed as a whole according to its fair meaning and not strictly for or against either party.

          31.13 Not Binding Until Signed. Submission of this instrument for examination shall not bind Lessor in any manner, and no lease or obligation shall arise until this instrument is executed and delivered by Lessor and Lessee.

          31.14 No Recording Lessee shall not record this Lease nor a memorandum of this Lease.

          31.15 Calendar Days. Whenever in this Lease references made to "days" (for example, when payment or other performances due within a specified number of days), the reference shall refer to calendar days unless reference is specifically made to "business days". As used in this Lease, the term "business days" shall mean Monday through Friday excluding legal holidays recognized by the State of Arizona.

          31.16 Lessee's Financial Statements. Within 15 days after request therefore, and not more often than once annually except in connection with a sale or financing of the Building or Project, Lessee shall deliver to Lessor a copy of Lessee's financial statements (including, but not limited to, an audited balance sheet, if available, and an income statement) for the prior fiscal year certified by an executive officer of Lessee, together with the annual shareholders' report of Lessee or any then parent of Lessee, along with, if available, consolidated financial statements of the parent and its subsidiaries.

          31.17 Brokers. Lessor and Lessee represent that they have dealt directly with and only with the Brokers in connection with this Lease and that insofar as either party knows, no other broker, agent or finder negotiated or participated in this transaction or the negotiation of this Lease or submitted or showed the Premises or is entitled to any commission or finder's fee in connection therewith, and that each party shall be solely responsible with respect to any dealings of such party with any such other real estate broker, agent, finder or other person, and Lessor and Lessee each shall protect and indemnify, hold harmless and defend the other from any liability with respect thereto. Lessor shall pay a commission to Lessor's Broker pursuant to a separate agreement signed by Lessor's Broker, but shall not pay a commission directly to Lessee's Broker. Any commission due to Lessee's Broker shall be paid by Lessor's Broker pursuant to a separate agreement between Lessor's Broker and Lessee's Broker. Lessor and Lessee agree that no broker (including Brokers) shall be entitled to any commission in connection with any extension of the Lease Term or any expansion of the Premises.

          31.18 Waiver and Release. Lessee acknowledges that the Project is within the flight path for flights arriving at and departing from Sky Harbor International Airport ("Sky Harbor"). Lessee hereby waives and releases Lessor from and against any and all claims by Lessee relating to noise or vibration caused by aircraft or other vehicles approaching or leaving Sky Harbor.

          31.19 Consent of Lessor . With regard to any provision requiring Lessor's consent or approval, Lessor shall be entitled to withhold such consent or approval for any reason in its sole discretion, unless the applicable provision in this Lease expressly states Lessor's consent or approval will not be unreasonably withheld. Lessor's consent to, or approval of any matter requiring Lessor's consent or approval shall not be deemed a waiver of the requirement to obtain Lessor's consent to or approval of any similar matter.

          31.20 Other Tenants. Lessor reserves the absolute right to allow such other tenants and occupants in the Project as Lessor, in the exercise of its business judgment, shall determine will best promote the interests of the Project. Except as otherwise specifically provided for in this Lease, Lessee does not rely on the fact, nor does Lessor represent, that any specific tenant or number of tenants shall, during the term of this Lease, occupy any space in the Project.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year hereinabove written.

LESSEE:                                 LESSOR:

MEDAIRE, INC., INCORPORATED             HAYDEN FERRY LAKESIDE, LLC,
an Arizona corporation                  an Arizona limited liability
company

Its: /s/ Kjell Andreassen               By: SunCor Development Company,
     --------------------------------       an Arizona corporation, as Managing
                                            Member

                                        Its: /s/ Margaret Kirch
                                             -----------------------------------

                                LIST OF EXHIBITS

EXHIBIT "A"     Floor Plan with Premises Designated (Section 1.1)
EXHIBIT "A-1"   Diagram of entire Hayden Ferry Lakeside Development with Project outlined
EXHIBIT "B"     Project Rules and Regulations (Section 6.7)
EXHIBIT "C"     Construction Obligations of Lessor and Lessee (Section 7.2)
                SCHEDULE "1" to Exhibit C - Building Standards
EXHIBIT "D"     Description of Lessee's Property (Section 23.1)
EXHIBIT "E"     Rights Reserved by Lessor (Section 27)
EXHIBIT "F"     Rooftop License Agreement

                                   Exhibit "A"







                                   (graphic)

                                  Exhibit "A-1"
    Diagram of Entire Hayden Ferry Lakeside Development with Project Outlined







                                   (diagram)

                                   EXHIBIT "B"

                          PROJECT RULES AND REGULATIONS

     1. No sign (including without limitation neon signs), placard, picture, advertisement, name, notice or other information of any kind shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building, the Premises, the Project or the surrounding area without the prior written consent of Lessor. If such consent is given by Lessor, Lessor may regulate and approve the manner of display. Lessor shall have the right to remove any such item which has not been approved by Lessor without notice to and at the expense of Lessee. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Lessee by a person approved by Lessor. Lessee shall not place anything or allow anything to be placed near any window or any glass door, partition or wall which may appear unsightly, in Lessor's reasonable discretion, from outside the Premises. Lessee shall not display or exhibit any products, goods, wares, or merchandise and shall not distribute advertising materials outside of the Premises. Lessee shall not install exterior lighting on or decorate, paint or otherwise alter or improve the exterior of the Project or the Premises, and Lessee shall not install any antenna or other structure or object on the roof or any other portion of the Project, except to the extent provided in an addendum to its lease for the Premises, if any. Lessee shall not store products, containers or merchandise on the Project in areas outside of the Premises except for such short periods of time as may be necessary for loading or unloading delivery vehicles, which shall only occur in areas specifically designated for such purposes by Lessor from time to time within the P-1 Parking Structure and shall be regulated by Lessor's facilities coordinator.

     2. The directory for the Building will be provided exclusively for the display of the name and location of the lessees only. Lessor reserves the right to exclude any other names therefrom and to charge a reasonable fee for each name, other than Lessee's name, placed upon such directory at the request of Lessee.

     3. The sidewalks, parking areas, halls, lobby areas, toilets, stairways, passages, exits, entrances, elevators, driveways, loading areas and trash pick-up areas shall not be obstructed by Lessee, its customers, invitees, licensees and guests, or used for any purpose other than for ingress to and egress from the Premises. The halls, lobby areas, passages, exits, entrances, sidewalks, parking areas, elevators, stairways, toilets, balconies and roof are not for the use of the general public and Lessor shall in all cases retain the right to control the same and prevent access thereto by all persons whose presence in the judgment of the Lessor shall be prejudicial to the safety, character, reputation and interests of the Project or its lessees. Neither Lessee nor the employees, contractors or invitees of Lessee shall go upon the roof of the Building. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed.


                               Exhibit B - Page 1

     4. The toilets, urinals, sinks, drains, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Lessee if Lessee or its agents, contractors, employees or invitees caused the same.

     5. Lessor shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Lessor, stand on wood strips of such thickness as may be necessary to properly distribute the weight. Lessor will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Lessee. There shall not be used in the Premises or the Building any hand trucks except those equipped with rubber tires and side guards.

     6. Lessor shall have the right to designate and control any service in or to the Building and its lessees. Lessee shall not employ any person other than the janitor of Lessor for the purpose of cleaning the Premises unless otherwise agreed by Lessor in writing. Lessor will require any janitorial service to maintain commercially reasonable levels of insurance coverage insuring its activities. Except with the written consent of Lessor, no person or persons other than those approved by Lessor shall be permitted to enter the Building for the purpose of cleaning the same. Lessee shall not cause any unnecessary labor by reason of Lessee's carelessness or indifference in the preservation of good order and cleanliness. Lessor shall not be responsible to Lessee for any theft or loss of property on the Premises, however occurring, or for any damage done to the effects of Lessee, by or as a result of the acts of the janitor, any other employee or contractor of Lessor, or any other person. Lessor's janitor service will provide the level of service consistent with other Class A office buildings within the Phoenix metropolitan area, but shall not include cleaning of non-standard Building draperies or moving of furniture and other special services. Janitor service will not be furnished in any room occupied at the time the janitor attempts to clean such room. Window cleaning shall be done only by Lessor at intervals it deems appropriate.

     7. Lessee shall not use, keep or permit to be used or kept, except as specifically allowed in this Paragraph, any noxious gas or substance in the Premises, nor permit the Premises to be occupied or used in a manner offensive or objectionable to Lessor and other occupants of the Building by reason of odors and/or vibrations, or interfere in any way with other lessees or occupants conducting business in the Building. With respect to any lessees who are specifically allowed to operate a restaurant by Lessor, may generate cooking odors which may be allowed by Lessor if in Lessor's sole and absolute discretion, the same are not noxious, putrid, foul or offensive. No bicycles, scooters or similar equipment shall be allowed in the Building, and no animals (except seeing eye dogs) or birds shall be brought or kept in or about the Premises or the Building. No Lessee shall make or permit to be made any disturbing noises or disturb or


                               Exhibit B - Page 2
interfere with occupants of the Project or neighboring property, or with those having business with such occupants, by the use of any musical instrument, radio, phonograph, electronic device, or other devices. No cooking of any kind shall be done or permitted by Lessee in the Premises, except the preparation of microwave items such as popcorn, soup, and frozen food items, and of coffee, tea, hot chocolate and similar items. However, all of the foregoing must be prepared only for incidental consumption by Lessee, its employees, clients and guests, and not for retail or commercial purposes.

     8. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for the purposes permitted by the Lease. Lessee shall not conduct any auction or permit any fire sale or bankruptcy sale to be held on the Premises. The Premises shall not be used for lodging or for illegal purposes.

     9. Lessee shall not (i) use any method of heating or air conditioning other than that supplied by Lessor, nor (ii) use or keep in the Premises, the Building, or the Project any kerosene, gasoline, naphtha, benzene or other explosive or inflammable fluid or material, except for customary and usual (both as to type and quantities stored) office and cleaning supplies, but only if such use, presence or storage does not result in the violation of any Environmental Laws.

     10. Lessee shall not allow the installation of telephone wires or electrical or computer wires or circuits, except with Lessor's prior written approval, which consent shall not be unreasonably withheld. The location of telephones and other office equipment affixed to the Premises shall be subject to the approval of Lessor, but the installation of same shall be at the expense of Lessee.

     11. All keys to the Building, offices, rooms and toilets, and all parking cards for the Parking Spaces, shall be obtained from Lessor. Should Lessee require any duplicate keys or parking cards, Lessee shall request the same from Lessor, who shall provide such keys or parking cards at a reasonable charge. Lessee, upon termination of its tenancy, shall deliver to Lessor all keys and parking cards which shall have been furnished, pay Lessor the cost of replacing any parking card or lost key, or changing any lock which can be opened by such lost key if Lessor deems it necessary to make such change, and disclose to Lessor the combination of any safes, cabinets or vaults left in the Premises. Lessee shall not alter or replace any lock or install any additional locks or any bolts on any door of the Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

     12. Lessee shall not lay linoleum, tile, carpet or other similar floor coverings in any manner except as approved by Lessor, which consent shall not be unreasonably withheld conditioned or delayed. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Lessee.


                               Exhibit B - Page 3

     13. On Saturdays, Sundays and legal holidays, and on other days during which the Building may be closed after normal business hours, access to the Building or to the halls, corridors or stairways in the Building, or to the Premises may be controlled through the use of monitoring personnel and/or monitoring systems and devices. Such personnel will have the right to demand of any and all persons seeking access to the Building proper identification to determine if they have right of access to the Premises. Lessor shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person, except for damages arising from Lessor's gross negligence or willful misconduct. In case of invasion, mob, riot, public excitement or other commotion, Lessor reserves the right to prevent access to the Building by closing the doors or otherwise. The foregoing notwithstanding, Lessor shall have no duty to anyone to provide monitoring protection for the Building at any time or to monitor access thereto.

     14. Lessee shall see that the exterior doors of the Premises are kept closed at all times except for entry and exit purposes, and that the same are not kept open by a chair or other device. Lessee shall also cause all exterior doors of the Premises to be closed and securely locked before leaving the Building, and shall cause all water faucets and water apparatus to be shut off before Lessee or its employees leave the Building. Lessee shall be responsible for any damage to the Building or to other lessees caused by a failure to comply with this rule.

     15. Lessor reserves the right to exclude or expel from the Building any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

     16. Employees, contractors or agents of Lessor shall not be requested to perform any work or do anything outside of their regular duties unless under special instructions from Lessor.

     17. No more than four (4) vending machines shall be installed, maintained or operated in the Premises without the written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, but all such vending machines shall be available for use only by Lessee's employees and shall not be visible from the exterior of the Premises (both inside and outside the Building). In addition, Lessee covenants and agrees that it will not install, maintain or operate or cause to be installed, maintained or operated, any vending machines outside of the Premises or in the Project without the prior written consent of Lessor, which may be withheld in its sole and absolute discretion.

     18. Lessee agrees that it shall comply with all fire regulations that may be issued from time to time by Lessor and/or fire authorities, and Lessee shall also provide Lessor with the names of a designated responsible employee to represent Lessee in all matters pertaining to fire regulations.


                               Exhibit B - Page 4

     19. Lessor reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in Lessor's judgment, it is necessary, desirable or proper for the best interest of the Building or one or more of its lessees.

     20. Lessee and its employees and contractors shall not disturb, solicit or canvass any occupant of the Building and shall cooperate to prevent the same. Lessee and its employees and contractors shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Premises unless ordinarily embraced within Lessee's use of the Premises specified in the Lease.

     21. Without the written consent of Lessor, in Lessor's sole discretion, Lessee shall not use the name or logo of the Project in connection with or in promoting or advertising the business of Lessee, except as Lessee's address.

     22. All interior window coverings must be approved by Lessor, and Lessee may not install any awnings or other exterior window shades or coverings. Lessor has designed the Building's standard internal ceiling lighting system to provide for uniform ceiling lighting throughout the Building, and accordingly, Lessor shall have the right to control all internal lighting that may be visible from the exterior of the Building. Lessor's control shall not extend to recessed down lights, track lighting, torchiers, table or desk lights or task lights within the Premises.

     23. Lessee and its employees shall not park in driveways or loading areas or in reserved parking spaces of other lessees. Lessor or its agents shall have the right to immobilize or cause to be removed any car of Lessee, its. employees, agents, contractors, customers and invitees, that is parked in unauthorized areas, and Lessee hereby waives and releases Lessor and its agents and contractors from all claims, losses, damages and demands arising or asserted in connection with the removal of any such vehicle. Lessee will, from time to time, upon request of Lessor, supply Lessor with a list of license plate numbers or vehicles owned or operated by its employees and agents.

     24. Lessee shall endeavor and use commercially reasonable efforts not to waste electricity, water, heating or cooling and agrees to cooperate fully with Lessor to assure the most effective operation of the Building's heating and air conditioning equipment and shall refrain from adjusting or attempting to adjust any controls.

     25. Lessee assumes full responsibility for protecting, at all times, the Premises and all personal effects of Lessee, its employees, agents and invitees, from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured, and Lessor shall have no liability with respect thereto.


                               Exhibit B - Page 5

     26. Lessee shall not install or operate machinery, equipment or any mechanical or electrical device of a nature not directly related to Lessee's ordinary use of the Premises, without the written permission of Lessor.

     27. Lessee shall not be entitled, solely by virtue of this Lease, to use or patronize any service, business or facility in the Building, but may become entitled to use or patronize the same by satisfactory arrangements with the operator of such business or facility.

     28. Lessee shall place all refuse or trash in receptacles provided for the Project by Lessor. If Lessee creates an unusual amount of trash in the reasonable opinion of Lessor and Lessor so requests in writing, Lessee shall provide, at its own cost, for its own trash disposal and pickup at such intervals as Lessor may deem reasonably necessary so that no refuse or trash is visible on the Premises.

     29. Lessor shall have the right to designate and/or approve, prior to installation on the Premises, all types of window shades, blinds, drapes, awnings, window ventilators and other similar window coverings and equipment.

     30. All installers, contractors and vendors accessing any facilities in the Building shall be required to adhere to "sign-in" and access control procedures adopted from time to time by Lessor.

     31. Lessor may from time to time perform coring and other Building infrastructure improvements associated with technology and voice and data service upgrades, including the use of X-ray and other equipment, that may require the temporary relocation of business sensitive equipment and files within Lessee's Premises. Lessee shall be responsible for taking such precautions with regard to its business operations, equipment, files and other property as it deems appropriate following notice of such activity from Lessor. Following such work, Lessor may require Lessee to relocate its technology and voice and data equipment and systems to one or more central distribution systems.

     By executing a copy of these Project Rules and Regulations, Lessee agrees that it has read and understands the same, and will comply with all of the provisions contained herein, as may be amended by Lessor from time to time.

                                     LESSEE:

                                     MedAire Incorporated     /Date 3/6/02
                                     /s/ Kjell Andreassen           ------------


                               Exhibit B - Page 6

                                   EXHIBIT "C"

                  CONSTRUCTION OBLIGATIONS OF LESSOR AND LESSEE

This Exhibit "C" sets forth the respective obligations of and the procedures to be followed by, Lessor and Lessee in the design and construction of the Premises described in the Lease to which this Exhibit is attached, and the payment of design and construction costs. Capitalized terms used herein which are not otherwise defined shall have the meanings set forth in the Lease.

1. Lessor's Obligations. The only improvements to be constructed by Lessor within the Premises shall be the building standard improvements set forth on
Schedule 1 attached hereto (referred to hereafter as "Lessor's Work"). Subject to the performance by Lessee of all of its obligations set forth in Section 2 below of this Exhibit, Lessor will obtain a certificate of completion or occupancy required by the local building department or governmental agency with respect to the Premises. The foregoing notwithstanding, Lessor shall not be obligated to incur any costs or expenses for Lessor's Work in excess of the Tenant Improvement Allowance, and Lessee shall be responsible for paying all costs and expenses of performing Lessor's Work in excess of the Tenant Improvement Allowance set forth in the Basic Lease Information. The Tenant Improvement Allowance will be applied to all hard and soft costs necessary or appropriate to complete Lessor's Work, including without limitation, all costs of labor and materials, fees for architectural, engineering design and construction drawings, and other professional fees, and permitting fees. If the actual cost of Lessor's Work exceeds the Tenant Improvement Allowance, Lessee shall reimburse Lessor for such excess cost, as additional rent, by either:

     1.1 paying to Lessor all of such excess cost within ten (10) days after Lessor delivers its request for payment and evidence of payment by Lessor, provided that if at the time Lessor submits its request for payment, all of the final billings have not been received and the actual costs have not yet been calculated, Lessor may request payment based on a reasonable estimate of the excess cost and an adjustment will be made at the time the actual cost is confirmed by Lessor, in which event any additional amounts due from Lessee as estimated by Lessor shall be paid within ten (10) days after Lessor delivers its request for payment and evidence of the amounts Lessor expects to pay, if the actual excess costs are less than the estimated costs paid by Lessee, the savings shall be credited to Lessee in the form of a credit against successive installments of Base Rental, or

     1.2 Lessee approving modifications to the plans and specifications for Lessor's Work prior to or during construction of Lessor's Work to reduce the cost thereof by an amount equal to all or a portion of such excess (and if any excess remains, Section 1.1 will apply thereto).

Notwithstanding the foregoing, upon the request of Tenant, Lessor shall finance such excess cost (but in no event exceeding an amount equal to $4.00 per usable square foot of the Premises), with any amounts so financed bearing interest at a rate of 12% per annum and payments of principal and interest being amortized and
paid over the Lease Term.                                                 --
                                                                       ---   ---

2. Lessee's Obligations.

     2.1 Lessor's obligation to construct or improve the Premises shall be strictly limited to Lessor's Work, subject to Lessee's obligation to pay for all costs and expenses in excess of the Tenant Improvement Allowance as set forth in
Section 1 of this Exhibit "C". All other work and improvements required for the operation of Lessee's business at the Premises, including without limitation installation and delivery of Lessee's Telecommunications Equipment and other property constituting Lessee's Property, and all damage to Lessor's Work arising from the acts or omissions of Lessee, its employees, agents, contractors or invitees ("Lessee's Work"), shall be performed, completed and installed by Lessee at its expense (subject to Lessor's approval rights as provided in the Lease and this Exhibit "C". Lessee shall be allowed to enter upon the Premises to perform Lessee's Work ninety (90) days prior to the Commencement Date, as may be delayed as provided in Sections 2.3, 2.6 and 26 of the Lease (in which event Lessee will be allowed access to the Premises ninety (90) days prior to the date Lessor reasonably estimates will be the date of substantial completion of Lessor's Work); provided, however, that Lessee shall not unreasonably interfere with the performance of Lessor's Work in the Premises. Lessor will substantially complete Lessor's Work at least 60 days prior to the Commencement Date, subject to Sections 2.3, 2.6 and 26 of the Lease and delays caused by Lessee. Upon substantial completion of Lessor's Work, Lessee may occupy all or a portion of the Premises and operate its business prior to the Commencement Date while Lessee completes Lessee's Work. If Lessor tenders possession of the Premises to Lessee for any reason other than delays caused by Lessee less than ninety (90) calendar days before the Commencement Date, then the obligation to pay Base Rental shall be advanced by the number of days necessary to provide ninety calendar days between the tender of possession and the commencement of Base Rental.

     2.2 Upon receipt of written notice from Lessor that it has substantially completed Lessor's Work, Lessee shall have 30 days thereafter within which to give Lessor written notice of any alleged defects in Lessor's Work. Upon the expiration of said 30-day period, the Premises and Lessor's Work shall be deemed to be in satisfactory condition and in compliance with the terms of this Lease, except as specifically set forth to the contrary in the written notice delivered by Lessee to Lessor, if any, within said 30-day period, and except for latent defects in Lessor's Work that cannot be reasonably detected by Lessee within said 30-day period. If Lessee fails to give such notice within said 30-day period or to specify in reasonable detail a defect or variance in a notice (except for latent defects that cannot be reasonably detected by Lessee within said 30 day period), Lessee shall be deemed to have irrevocably waived all rights with respect to such defects or variances. Upon timely receipt of such written notice, if any, from Lessee, Lessor shall repair any actual defects or variances in the exercise of reasonable diligence to the extent such work is required by Schedule "1 ". Notwithstanding the foregoing, Lessor shall remain responsible for latent defects in Lessor's Work which Lessee cannot reasonably detect within said 30-day period, but Lessor shall remain responsible only for such latent defects which are detected within one (1) year after Lessor has tendered possession of Premises to Lessee. The existence of any defects or variances shall not affect Lessee's obligations set forth in this Section 2.


                               Exhibit C - Page 2

     2.3 All of Lessee's Work shall be performed (i) through the services of a licensed, bonded and insured contractor approved in writing by Lessor, (ii) in a good and workmanlike manner, (iii) free and clear of any liens or encumbrances,
(iv) in strict accordance with plans and specifications approved by Lessor in writing ("Plans and Specifications"), and (v) in compliance with the Lease and all applicable statutes, ordinances, rules, regulations and building codes of any governmental authority having jurisdiction over the Premises.

     2.4 Lessee must provide proof of a performance and payment bond in an amount and in a form acceptable to Lessor, and insurance (including builder's risk, worker's compensation and liability insurance) in amounts and with coverages required by Lessor, with each policy naming Lessor as an additional insured. All subcontractors shall also be duly licensed, bonded and insured in a commercially reasonable manner.

     2.5 Lessee shall cause its contractor to provide a complete list of all subcontractors entering the Building and all contractors and subcontractors shall abide by the rules and hours established by Lessor from time to time.

     2.6 To ensure that the Building and tenant operations continue smoothly, Lessee shall cause its contractor to coordinate with Lessor to ensure all of the plumbing, mechanical, HVAC, energy management systems, fire sprinkler and fire alarm systems and other equipment are properly connected to the Building shell, and Lessee will be solely responsible for the costs of such connections. Lessee also acknowledges that Lessor's approved HVAC contractor must be used to maintain warranties. Lessor shall provide reasonable access to the Premises and provide information necessary to Lessee's contractor to complete such connections. Lessee agrees the proper connection of these items is essential to maintaining Lessor's warranty on the Building, and such connections must be properly and completely made.

     2.7 Lessee and its contractor shall be required to hire a roofing company approved by Lessor, in its sole discretion, to complete all repairs and other work on the roof, if and to the extent approved by Lessor as part of Lessee's Work, so that Lessor's roof warranties are properly maintained. Lessee shall also cause its contractor to coordinate all roofing work with Lessor and Lessor's selected roof contractor.

     2.8 During the course of Lessee's Work, Lessor may enter upon the Premises at all reasonable times for the purpose of inspecting Lessee's Work. If Lessor finds any workmanship inferior, defective or not in accordance with the Plans and Specifications, the Lease or this Exhibit "C", Lessee shall promptly correct the same. Lessor's authority to act under this subsection shall not give rise to a duty of Lessor to make inspections or otherwise enforce Lessee's compliance with the terms of the Lease, this Exhibit "C" or the Plans and Specifications. -Lessee's failure to comply with the terms of this Exhibit "C" or the Lease shall constitute a default under the Lease.


                               Exhibit C - Page 3

     2.9 All work performed by Lessee, or any fixtures or personal property moved onto and/or installed in the Premises during the completion of Lessor's Work, shall be at Lessee's own risk. Neither Lessor nor its agents or contractors shall be responsible to Lessee for damage or destruction of Lessee's Work or property, and any damage, cost or expense incurred by Lessor or its other tenants as a result of Lessee's construction shall be the sole responsibility of Lessee, and Lessee shall indemnify, defend and hold harmless Lessor with respect to any such damages, costs or expenses, and any attorneys' fees incurred with respect thereto.

3. Definition of "Substantial completion". The term "substantial completion" as used in this Exhibit "C" or in the Lease means that state of completion of the Premises which will allow Lessee to commence its obligations hereunder without material interference from Lessor's contractor.

4. Definition of "Delays Caused by Lessee". As used in the Lease and this Exhibit "C", the term "delays caused by Lessee" shall mean and refer to any delays caused by Lessee or its agents, employees, contractors, architects or engineers, including without limitation as a result of the following:

     4.1 Lessee's failure to furnish, approve, or authorize, or provide information for, any portion of any plans and specifications for Lessor's Work within five (5) business days after receipt of a written request by Lessor.

     4.2 Changes in or additions to Lessor's plans and specifications as may be requested by Lessee (notwithstanding Lessor's approval of such changes);

     4.3 The performance or completion of any work in the Premises by Lessee or any agent, contractor, employee, architect or engineer of Lessee;

     4.4 Lessee's request for materials, components, finishes, or improvements other than Lessor's building standard or which are not available in a commercially reasonable time given the anticipated date of substantial completion of Lessor's Work, as set forth in Schedule 1 attached hereto;

     4.5 Lessee's failure to pay, when due, any amounts required to be paid by Lessee pursuant hereto;

     4.6 Lessee's failure to comply with all federal, state, or local laws, regulations, codes and ordinances;

     4.7 Lessee's request for additional bidding or rebidding of the cost of all or a portion of Lessor's Work;


                               Exhibit C - Page 4

     4.8 Changes or postponements requested by Lessee to Lessor's Work;

     4.9 Any error in Lessor's plans and specifications or other documents caused by Lessee, or its employees, contractors, architects, design engineers, or agents; and

     4.10 Any other act or omission of Lessee, its agents, contractors or employees.

The determination by Lessor's architect responsible for Lessor's Work as to the existence and duration of a delay caused by Lessee shall be conclusive and binding absent bad faith on the part of such architect. Lessee shall pay all costs and expenses incurred by Lessor that result from any delay caused by Lessee, including, without limitation, additional architectural and other professional fees and any costs and expenses attributable to increases in the cost of labor or materials.


                               Exhibit C - Page 5

                                  SCHEDULE "1"
                                [to Exhibit "C"]

                               BUILDING STANDARDS

1. Lessor will provide the following as part of the Tenant Improvement Allowance if sufficient to cover the cost of Lessor's Work, provided that fifty percent (50%) of the cost of item 1 and all of items 2, 7, 11, and 16 shall be provided by Lessor in addition to the Tenant Improvement Allowance, and provided further that with respect to items 14 and 15, the primary distribution of the fire protection system and the primary distribution of the HVAC system shall be provided by Lessor in addition to the Tenant Improvement Allowance:

1. Demising and Corridor Partitioning

     Full-height demising partition with 5 " type gypsum wallboard attached to both sides of 35/$", 20-gauge metal studs at 24" on center. Demising partition to extend to underside of floor deck with smooth finish and eggshell paint on the Lessee side. Corridor partition to have same construction as demising partition, and to include as a part of tenant improvement R-11 insulation, gypsum board, and sound caulking at floor. Corridor side of the partition wall to be finished with wall covering and 6'/"-high hardwood base with finish to match the entry doors; Lessee side of the partition to be completed with smooth finish and eggshell paint.

2. Lessee's Partitioning

     2%/", 25-gauge metal studs at 24" on center with one layer %" gypsum wallboard on both sides. Partitions to extend from floor to underside of ceiling grid with smooth finish and eggshell paint and base both sides.

3. Lessee's Entry Doors/Frames

     Recessed 3-0" x 7-10" x 1%" solid core, plain sliced, hardwood door (type of stain to be selected by Lessor) with mortised lever lockset and clear anodized aluminum Western Integrated frame. Entry doors to have 2-0" x 4-10" sidelight at 36" A.F.F., aligning with top of doorframe. A secondary entry/exit door (without sidelight) shall be provided if required by code.

4. Lessee's Interior Doors/Frames

     3-0" x +/-7-10" x 13/" solid-core, plain-sliced, hardwood door (type of stain to be selected by Lessor). Clear anodized aluminum doorframe by Timely.


                               Schedule 1 - Page 1

5. Lessee's Entry Hardware

     Schlage mortise lever lockset with 07 lever; finish to be "US26D" stainless steel. LCN closer #4040 series. 2 pair Hager butt hinges, 4'/" x 4'/"; finish to be US26D. Pemko smoke and fire gasket. Trimco wall stop; finish to be #US26D.

6. Lessee's Interior Hardware

     Schlage mortise lever latch set with 07 lever, finish to be "US26D" stainless steel. 2 pair Hager butt hinges, 4'/" x 4'/"; finish to be US26D. Pemko smoke and fire gasket. Trimco wall stop; finish to be #US26D. If required, LCN closer #4040 series.

7. Acoustical Ceiling

     Suspended white 2 x 2 Armstrong Optima Open Plan Ceilings with DuraBrite acoustically transparent membrane; NRC 0.95; LRV 0.89; square tegular in 9/16" grid.

8. Floor Coverings

     Carpet: Bentley 36 ounce (or equal). VCT: Armstrong "Imperial Texture, Standard Excelon" (or equal), 12" x 12",1/8" gauge.

9. Base

     Roppe (or equal) 2'/"-high coved rubber base. Base to be 2'/"-high coved rubber base at vinyl composition tile and straight at carpet or 4" carpet base.

10. Paint

     Dunn Edwards "Suprema", Frazee "Lo Glo", or equal; eggshell paint on smooth finish.

11. Window Coverings

     1" mini-blinds with dust guard provided at all exterior windows, Levelor (or equal), color to be determined by Lessor. Lock up position for cleaning only; otherwise, blinds are in full down position.

12. Signage

     One standard tenant identification in each building, suite number sign and directory strip to be provided as approved by Lessor.


                               Schedule 1 - Page 2

13. Fire Extinguisher Cabinet

     Potter-Roemer semi-recessed cabinet #9731-C, (or equal).

14. Fire Protection Sprinkler System

     Semi-recessed sprinkler head with white escutcheon, centered in ceiling tile. Necessary sprinkler drops to meet City of Tempe codes.

15. Heating, Ventilating, and Air Conditioning

     2 x 2, white diffuser and return air grille, thermostat installation, flexible duct and air devices. All thermostats to be located above light switches.

16. Lessee's Light Fixtures

     Suspended linear ambient uplight. Peerlite, Prima, or equal with single T5 lamp, minimum 54 watts, available in lengths of 4, 8, 12, and 16. Bottom of fixture mounted at 8-0"' above finished floor. Coordinate with Lessor for orientation of fixtures.

17. Light Switches

     Single-pole rocker switch and coverplate in white.

18. Exit Lights

     Provided as required by code. Lithonia "Precise Collection" "LRP" exit lights. LED lamps red letters on clear mirrored background.

19. Electrical  Convenience Outlet

     _______________Duplex wall outlet and coverplate in white.

20. Telephone Outlet

     Building standard rough-in box with mudring and pull string. Lessee will coordinate with its communications equipment company to obtain detailed requirements for inclusion in construction plans and schedule.


                               Schedule 1 - Page 3

21. Telephone Mounting Board

     One 4 x 8x1/0 ACX plywood mounting board with dedicated duplex outlet per Lessee suite. Plywood painted to match adjacent walls. (Smaller tenants may only require a 4 x 4 mounting board).

II.  Upgrades

     Some common upgrades Lessee may request, at its expense if the cost of Lessor's Work exceeds the Tenant Improvement Allowance, are as follows:

     Small appliances, such as refrigerator, microwave, dishwasher, garbage disposal, reverse osmosis system, etc.

     -    Receptionist desk and other millwork w Plumbing work.

     - All furniture systems or office furniture; e.g., credenzas, file cabinets, and counters not noted in millwork.

     - Overtime construction costs for an accelerated construction schedule or phased move in.

     - Hook-up, power wiring, handling, or installation of Lessee's furniture or office equipment.

     - Special electrical systems, such as Muzak, paging, clocks, security systems, card readers, etc.

     -    Telephone communication system.

     -    Supply and installation of data cabling.

     - Computer room requirements; e.g., special fire-suppression systems, raised flooring, special HVAC requirements, 24-hour cooling, etc.

     -    Dedicated electrical and/or isolated grounding requirement.

     -    Wood base.


                               Schedule 1 - Page 4

                                   EXHIBIT "D"

                        DESCRIPTION OF LESSEE'S PROPERTY






                                   (graphic)

                                   EXHIBIT "E"

                            RIGHTS RESERVED BY LESSOR

     Notwithstanding any other provisions in the Office Lease, Lessor reserves the following rights:

1. Lessor shall have the right to use the parking areas and other areas outside of the buildings within the Project for the promotion and marketing of space within the Project, or within property adjacent to the Project which may be developed by Lessor or a member, affiliate or subsidiary of Lessor, including without limitation, the right to maintain signs and other promotional devices on the Project.

2. Lessor shall have the right to construct additional improvements within the Project to improve and enhance the same, including without limitation, additional landscaping and other common facilities.

3. Lessor, or any member, affiliate or subsidiary of Lessor, may construct additional phases similar to or compatible with the Project, including office, retail, restaurant, hotel and residential uses, and may connect the same to the parking facilities and other common areas of the Project to provide access upon and across the parking areas, driveways, and other paved surfaces of the Project for vehicular and pedestrian ingress and egress to and from such additional phases, provided such additional phases shall not be considered part of the Project for purposes of Operating Costs under this Lease.

4. Lessor further reserves the right to grant temporary or permanent easements from time to time for construction, access, utilities, drainage and/or other purposes for the development of property within or adjacent to the Project, provided that such easements shall not materially and adversely impair the use of the parking areas, driveways, and other paved surfaces within the Project.

5. Lessor reserves the right to name the Project or the Building or to change the name and/or street address of the Project or Building, which may constitute the name of another tenant in the Building or the Project.

6. The right to grant to anyone the exclusive right to conduct any business upon and/or render any service to the Project, provided such exclusive right shall not operate to exclude Lessee from using the Premises for the purposes specifically set forth in the Basic Lease Information.

7. The right to designate and/or control any service in or to the Building and its tenants.


                               Exhibit E - Page 1

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8. The right not to enforce a particular rule or regulation against a particular tenant in Lessor's sole discretion; provided, however, that Lessor agrees the rules and regulations will, to the extent reasonably practicable, be enforced in a non-discriminatory manner against all similarly situated lessees or tenants of the Project.

9. The right to allow portions of the common areas within or outside the Building to be used (i) exclusively by certain tenants of the Project (including without limitation for outdoor seating for restaurants and bars), and/or (ii) kiosks, displays, carts or stands, and/or (iii) ATM machines, mailboxes, overnight courier dropboxes, or other equipment.

The foregoing rights in favor of Lessor shall not in any way be construed as creating any obligation on the part of Lessor to exercise any such rights or to perform any of the activities, construct any improvements, develop any property, or grant any easements referred to in this Exhibit "E". The foregoing rights are exercisable without notice to Lessee or liability for any inconvenience suffered by Lessee as a result thereof (including without limitation any diminution of light, air or view), and Lessee shall not be entitled by reason thereof to terminate this Lease or to receive an abatement or reduction of any rental provided for under this Lease.


                               Exhibit E - Page 2